                                                                    EXHIBIT 99.1


                           PURCHASE AND SALE AGREEMENT




                                     BETWEEN




                       BURLINGTON RESOURCES GATHERING INC.
                                    AS SELLER





                                       AND




                              TEPPCO PARTNERS, L.P.
                                    AS BUYER





                                      DATED

                                  MAY 24, 2002

                                TABLE OF CONTENTS

1.       The Interests...........................................................................................1

2.       Purchase and Sale; Consideration........................................................................3

3.       Purchase Price Allocation...............................................................................4

4.       Title Defects...........................................................................................4

5.       Conditions of Closing by Seller.........................................................................7

6.       Conditions of Closing by Buyer..........................................................................7

7.       Representations and Warranties of Seller................................................................8

8.       Representations and Warranties of Buyer................................................................15

9.       Imbalances.............................................................................................17

10.      Indemnities of Seller..................................................................................17

11.      Indemnities of Buyer; Assumption of Obligations........................................................19

12.      Due Diligence Review...................................................................................22

13.      Pre-Closing Environmental Defects......................................................................23

14.      Environmental Insurance................................................................................26

15.      Confidentiality........................................................................................28

16.      DISCLAIMERS............................................................................................28

17.      DTPA Waiver............................................................................................29

18.      Covenants of Seller....................................................................................29

19.      Casualty Loss..........................................................................................31

20.      Post-Closing Consents and Required Consents............................................................31

21.      Closing................................................................................................33

22.      Transactions at Closing................................................................................34

23.      Further Assurances.....................................................................................35

24.      Proration of Taxes.....................................................................................35

25.      Credits and Receipts...................................................................................36

26.      Notices................................................................................................36

27.      Transfer Taxes.........................................................................................37

28.      Recording Documents....................................................................................37

29.      Announcements..........................................................................................37

30.      Survival of Representations, Warranties and Covenants..................................................37

31.      Reliance...............................................................................................38

32.      Dispute Resolution.....................................................................................38

33.      Failure to Close.......................................................................................38

34.      Use of Seller Names....................................................................................38

35.      Regulatory Filings; Hart-Scott-Rodino Filing...........................................................38

36.      Preservation of Records................................................................................39

37.      Right of First Refusal.................................................................................40

38.      Supplements to Disclosure Schedules....................................................................40

39.      Buyer's Post-Closing Covenant..........................................................................41

40.      Miscellaneous..........................................................................................41


                                    Schedules

Schedule 1(a)              System Map
Schedule 1 (a)(i)          Plant Facility
Schedule 1(a)(ii)          Real Property
Schedule 1(a)(iii)         Lines
Schedule 1(a)(iv)          Central Point Deliveries
Schedule 1(a)(v)           Custody Transfer Facilities
Schedule 1(a)(vi)          Stations
Schedule 1(a)(vii)         Equipment/Machinery
Schedule 1(a)(viii)        Computer Equipment and Telecommunications Equipment
Schedule 1(a)(ix)          ROW Agreements
Schedule 1(a)(x)           Equipment Leases/Rental Contracts
Schedule 1(a)(xi)          Gathering and Treating Agreements
Schedule 1(a)(xii)         Service Agreements
Schedule 1(a)(xiii)        Electricity Purchase and Sale Contracts
Schedule 1(a)(xvi)         Intellectual Property Rights and Computer Software
Schedule 1(a)(xviii)       Permits and Licenses
Schedule 1(a)(xix)         Listed Third Party Assets
Schedule 1(a)(xx)          Excluded Assets
Schedule 1(b)              Joint Use ROW Agreements
Schedule 3                 Allocation of Purchase Price
Schedule 4(a)(ii)(L)       Other Liens
Schedule 4(c)(iii)         Title Defect Dispute Resolution Procedures
Schedule 7(e)              Consents
Schedule 7(i)              Non-Compliance
Schedule 7(j)              Absence of Material Changes
Schedule 7(k)              Condemnation
Schedule 7(m)              Labor Matters
Schedule 7(n)              Contract Compliance
Schedule 7(o)              Authorized Expenditures
Schedule 7(p)              Material Contracts
Schedule 7(w)              Environmental Matters
Schedule 7(w)(vi)          Scheduled Disposal Sites
Schedule 13(c)             Environmental Defect Dispute Resolution Procedures
Schedule 14(e)             Post Closing Environmental Indemnity

                                    Exhibits

Exhibit A           Joint Use and Occupancy Agreement
Exhibit B           Gas Gathering and Treating Agreement
Exhibit C           Legal Opinion - Buyer's Counsel
Exhibit D-1         Legal Opinion - Seller's Counsel
Exhibit D-2         Legal Opinion - Guarantor's Counsel
Exhibit E           Special Warranty Deed - Plant Site
Exhibit F           Special Warranty Deed - Other Tracts
Exhibit G           Assignment of Rights-of-Way
Exhibit H           Assignment and Bill of Sale
Exhibit I           Employee Matters Agreement
Exhibit J           BROG Guaranty
Exhibit K           Memorandum of Gas Gathering and Treating Agreement
Exhibit L           Memorandum of Joint Use and Occupancy Agreement
Exhibit M           Transition Services Agreement
Exhibit N           Water Disposal Agreement
Exhibit O           Site Assessment Plan
Exhibit P           Cathodic Protection Agreement
Exhibit Q           Memorandum of Right of First Refusal
Exhibit R           Volume Deficiency Agreement
Exhibit S           Put Agreement

                           PURCHASE AND SALE AGREEMENT

         THIS AGREEMENT dated this 24th day of May, 2002, is between BURLINGTON RESOURCES GATHERING INC., a Delaware corporation ("Seller"), with offices at 5051 Westheimer, Suite 1400, Houston, Texas 77056-2124, and TEPPCO PARTNERS, L.P., a Delaware limited partnership ("Buyer"), with offices at 2929 Allen Parkway, Suite 3200, Houston, Texas 77019. Buyer and Seller are sometimes referred to individually as a "Party" and collectively as "Parties".

         WHEREAS, Seller desires to sell, and Buyer desires to purchase, upon and subject to the terms and conditions hereinafter set forth, all of Seller's right, title, and interest in and to that portion of the natural gas gathering and treating system generally known as the Val Verde System located in San Juan and Rio Arriba Counties, New Mexico (the "Val Verde System") and described in
Section 1 below and generally shown on the System Map, a copy of which is included in Schedule 1(a) of the Seller Disclosure Schedule attached to this Agreement and made a part hereof (the "Seller Disclosure Schedule").

         NOW, THEREFORE, in consideration of the above recitals and of the covenants and agreements herein contained, Seller and Buyer agree as follows:

1.       The Interests.

         (a) The Interests shall include all of the assets and properties owned or used or held for use by Seller in the operation of the Val Verde System, including the following assets and properties but excluding the "Excluded Assets":

                  (i) the Val Verde plant, including eight individual treating trains, power supply system, glycol recovery pipeline, distribution lines, residue piping, vacuum amine reclaimer, warehouse, office, control building and other associated plant facility assets described on Schedule 1(a)(i) of the Seller Disclosure Schedule (collectively the "Plant Facility");

                  (ii) the real property (excluding all oil, gas and other minerals) described on Schedule 1(a)(ii) of the Seller Disclosure Schedule (the "Real Property") and all fixtures and appurtenances to such real property;

                  (iii) gathering pipelines, including gas well tie lines, lateral lines and main trunk lines described on
                           Schedule 1(a)(iii) of the Seller Disclosure Schedule;

                  (iv) central point deliveries, meter tube banks and associated equipment described on Schedule 1(a)(iv) of the Seller Disclosure Schedule;

                  (v) custody transfer facilities relating to the wells described on Schedule 1(a)(v) of the Seller Disclosure Schedule;

                  (vi) compressor stations and compressor packages and associated equipment, and dehydration facilities described on Schedule 1(a)(vi) of the Seller Disclosure Schedule (the "Stations");

                  (vii) equipment, fixtures, tools, instruments, spare parts, machinery, supplies and materials located at the Plant Facility, the Stations or the Gathering System or on the Plant Site or appurtenant thereto, including those items described on Schedule 1(a)(vii) of the Seller Disclosure Schedule but excluding the assets of third parties located at such locations;

                  (viii) computer equipment and telecommunications equipment on Schedule 1(a)(viii) of the Seller Disclosure Schedule;

                  (ix) agreements, leases, rights-of-way, easements, property use agreements, permits (including right-of-way permits from railroads and road crossing permits or other right-of-way permits from governmental entities), and other contracts and agreements of a similar nature used primarily in connection with the Val Verde System described on
                           Schedule 1(a)(ix) of the Seller Disclosure Schedule subject to the reservation of rights described below in paragraph 1(b) of this Agreement (collectively the "ROW Agreements");

                  (x)      equipment leases and rental contracts described on
                           Schedule 1(a)(x) of the Seller Disclosure Schedule;

                  (xi) gathering and treating agreements, interconnect agreements and other agreements of a similar nature described on Schedule 1(a)(xi) of the Seller Disclosure Schedule;

                  (xii) compression service agreements and other service agreements described on Schedule 1(a)(xii) of the Seller Disclosure Schedule;

                  (xiii) electricity purchase and sale contracts and agreements described on Schedule 1(a)(xiii) of the Seller Disclosure Schedule;

                  (xiv)    the Records;

                  (xv) all Imbalances existing at the Effective Time in favor of Seller;

                  (xvi) intellectual property rights and computer software described on Schedule 1(a)(xvi) of the Seller Disclosure Schedule;

                  (xvii) line fill which is located in the Gathering System and is owned by Seller; and

                  (xviii) permits, licenses, authorizations, registrations and approvals granted by any Government Entity described on Schedule 1(a)(xviii) of the Seller Disclosure Schedule (to the extent assignable).

         The foregoing assets (whether or not specifically described on Seller Disclosure Schedule) are herein collectively referred to as the "Interests"; provided, however, the Interests shall not include (1) those certain assets owned by third parties, which may be located at the Plant Facility, the Stations, the Plant Site or on other of the Interests, which assets are described in Schedule 1(a)(xix) of the Seller Disclosure Schedule ("Third Party Assets"), (2) the property and assets set forth on Schedule 1(a)(xx) of the Seller Disclosure Schedule (the "Excluded Assets") and (3) the easements, rights-of-way, pipeline assets and other foregoing assets to the extent on or attributable to the portion of the Val Verde System located on the Southern Ute Indian Tribe Reservation in the State of Colorado (the "Colorado Segment Assets"). The pipelines, central delivery points, meter tubes, custody transfer facilities, Stations and associated equipment and facilities which are included in the Val Verde System, but do not constitute part of the Plant Facility, are referred to herein as the "Gathering System."

         (b) With respect to the ROW Agreements in which both Buyer and Burlington Resources Oil & Gas Company LP ("BROG") or Affiliates of BROG will have pipeline assets from and after the Closing (the "Joint Use ROW Agreements"), such ROW Agreements being those listed on Schedule 1(b) of the Seller Disclosure Schedule and such other ROW Agreements as may be specified by Seller to Buyer prior to the Effective Time, at the Closing (1) BROG shall, for itself and its Affiliates, receive an interest in and right to use the leases, licenses, rights-of-way, easements, permits and assets and rights covered by the Joint Use ROW Agreements to the extent such interest and right to use are permitted under the Joint Use ROW Agreements and will not impair or terminate the rights of Buyer in, to and under the Joint Use ROW Agreements or the leases, licenses, rights-of-way, easements, permits and assets and rights covered by the Joint Use ROW Agreements, and (2) Buyer and BROG shall execute and deliver a Joint Use and Occupancy Agreement in the form attached hereto as Exhibit "A" (the "Joint Use and Occupancy Agreement") to evidence such interest in favor of BROG.

2.       Purchase and Sale; Consideration.

         (a) Subject to and upon the terms and conditions herein set forth, Seller shall sell, transfer, assign, convey, and deliver the Interests to Buyer, and Buyer shall purchase, receive, pay for, and accept the Interests from Seller, effective as of 11:59 p.m., New Mexico Time, on June 30, 2002 (the "Effective Time").

         (b) As consideration for the conveyance and delivery from Seller to Buyer of the Interests, the purchase price for the Interests shall be Four Hundred Forty-Four Million Dollars ($444,000,000) (the "Base Purchase Price"), subject to any applicable purchase price adjustment as provided for herein.

3. Purchase Price Allocation. Seller and Buyer hereby agree that they will report the federal, state, and other Tax consequences of the transactions contemplated by this Agreement in a manner consistent with the purchase price allocation set forth on Schedule 3 of the Seller Disclosure Schedule. The Parties acknowledge that the purchase price allocation pursuant to Schedule 3 of the Seller Disclosure Schedule is solely for income tax purposes.

4.       Title Defects.

         (a) The provisions of this Section 4 are the exclusive provisions of this Agreement relating to title matters affecting the Interests. As used in this Agreement, the following terms shall have the meanings prescribed below:

                  (i)      "Defensible Title" shall mean, as to the Interests,
                           (x) such title to the Interests that vests Seller (and upon Closing will vest Buyer) with good and indefeasible title in and to the Interests that, subject to and except for Permitted Encumbrances, is free and clear of any and all Liens, and (y) that the Interests on which the Gathering System (other than pump stations, leased compressor stations, storage sites or work sites adjacent to or near the Gathering System) is located are contiguous, subject to and except for Permitted Encumbrances.

                  (ii)     "Permitted Encumbrances" shall mean:

                           (A) Preferential purchase rights and Required Consents with respect to which (i) waivers or consents have been obtained from the appropriate parties, or (ii) required notices have been given to the holders of such rights and the appropriate time period for asserting such rights has expired without an exercise of such rights;

                           (B) Liens for Taxes or assessments not due or not delinquent on the Closing Date, or that are being contested in good faith with any action to foreclose on or attach any Interests on account thereof properly stayed; provided that, Seller shall be responsible for and promptly pay when due, all amounts finally determined to be owed that are the subject of such contest and are attributable to the period prior to the Effective Time and any interest accruing on such amounts before or after the Effective Time;

                           (C) All rights to consent by, required notices to, filings with, or other actions by Governmental Entities in connection with the sale or conveyance of the Interests, if the same are customarily obtained subsequent to the sale or conveyance of assets of such nature;

                           (D) Easements, rights-of-way, servitudes, permits, surface leases, and other rights in respect of surface operations on or over any Interest which individually or in the aggregate do not materially interfere with or adversely affect current or reasonably anticipated future operation, use or ownership of such Interest or the Business or materially impair the value of such Interest or the Business;

                           (E) All federal, state or local laws, rules of law or laws or regulations that govern or apply to the operation of such property;

                           (F) Materialmen's, mechanic's, repairmen's, employee's, contractor's, and other similar Liens or charges arising in the ordinary course of business for obligations that are not delinquent and that will be paid and discharged in the ordinary course of business or, if delinquent, that are being contested in good faith with any action to foreclose on or attach any Interests on account thereof properly stayed; provided, that, Seller shall be responsible for and promptly pay when due all amounts finally determined to be owed that are the subject of such contest and are attributable to the period prior to the Effective Time and any interest accruing on such amounts before or after the Effective Time;

                           (G) Rights reserved for or vested in any Governmental Entity to control or restrict any of the real property interest constituting a part of the Interests;

                           (H) Liens created by Buyer or its successors or assigns;

                           (I) Imperfections or defects of title (including failures to have contiguous easements or properties) which individually or in the aggregate do not materially interfere with or adversely affect current or anticipated future operation, use or ownership of such Interest or the Business or materially impair the value of such Interest or the Business;

                           (J) Any Title Defects waived by Buyer pursuant to the terms of this Agreement;

                           (K) Defects of title (including failure to have contiguous easements or properties) which are of an immaterial nature and, in light of the circumstances, are of a nature that would be reasonably acceptable to a prudent pipeline operator; and

                           (L)      Any other Liens listed on Schedule
                                    4(a)(ii)(L) of the Seller Disclosure
                                    Schedule.

                  (b) The Interests shall be deemed to have a "Title Defect" if Seller has less than Defensible Title to the Interests.

                  (c) Purchase Price adjustments or claims for Title Defects shall be made in accordance with the following procedures:

                           (i) All Title Defect notices by Buyer must be delivered to Seller, in writing, on or before 150 days following the Closing. Buyer may, by timely delivery of one or more written notices to Seller of the existence of alleged Title Defects, request reduction of the Base Purchase Price by, or seek indemnification for, an amount equal to the lesser of the cost to cure such Title Defect (if the same can be cured) or the reduction in value of the Val Verde System resulting from the existence of such Title Defect. To the extent reasonably necessary for Seller to become apprised of and evaluate the asserted Title Defect, each Title Defect notice shall clearly indicate the nature of the Title Defect, the Interest to which it relates, an explanation of the Title Defect including the supporting legal theories, and the amount by which Buyer, in good faith, believes the Base Purchase Price should be reduced or a payment made to Buyer because of the Title Defect, with the computation and information upon which Buyer's belief is based. In determining whether a portion of an Interest contains a Title Defect, it is the intent of the Parties to include, when possible, only that portion of such Interest materially and adversely affected.

                           (ii) Seller shall have the right, but not the obligation, to attempt to cure any alleged Title Defect. In this connection Seller may, in its discretion, extend the Closing Date for up to 45 days to effect such cure with respect to Title Defect claims made prior to Closing. In the event Seller is unable or unwilling to cure an alleged Title Defect, Buyer and Seller shall meet and endeavor to agree on the validity of the Title Defect claim and the amount of any required purchase price adjustment. In evaluating the significance of a fact, circumstance or condition for purposes of determining an alleged Title Defect, due consideration shall be given to the length of time that the particular Interest has been in existence with the defect in place and whether such fact, circumstance or condition would be reasonably acceptable to prudent persons engaged in the business of the ownership, development, and operation of gathering pipelines and treating plants with knowledge of all of the facts and appreciation of their legal significance.

                           (iii) In the event the Parties cannot mutually agree on a purchase price adjustment for Title Defects which are timely and properly noticed by Buyer pursuant to this Section 4, then either Buyer or Seller may, subject to subsections (iv) and (v) below, submit the disputed Title Defect to dispute resolution pursuant to the procedures in Schedule 4(c)(iii) of the Seller Disclosure Schedule.

                           (iv) There shall be no purchase price adjustment or indemnification claim made by Buyer under this Agreement for any individual Title Defect unless such individual Title Defect involves an amount payable by or liability of Seller which is in excess of $25,000 ("Qualified Title Defect Claims") and there shall be no purchase price adjustment or indemnification made for Title Defects until all Qualified Title Defect Claims exceed $500,000 in the aggregate. A series of related Title Defects arising out of substantially the same facts and circumstances may be considered an individual Title Defect for purposes of meeting the foregoing $25,000 threshold amount.

                           (v)      After the $500,000 threshold in subsection
                                    (iv) has been reached, there shall be no purchase price adjustment or indemnification claim made for Qualified Title Defect Claims unless all Qualified Title Defect Claims exceed $350,000 in the aggregate and then only to the extent in excess of such $350,000 deductible.

5. Conditions of Closing by Seller. The obligation of Seller to close is subject to the satisfaction of the following conditions:

         (a) The representations of Buyer contained in Section 8 hereof are true, in all material respects, on and as of the Closing Date;

         (b) Buyer shall have performed in all material respects the obligations, covenants and agreements of Buyer contained herein;

         (c) Buyer shall have delivered to Seller a certificate of a corporate officer or other authorized person dated the Closing Date certifying on behalf of Buyer that the conditions in Sections 5(a) and (b) have been fulfilled;

         (d) Buyer shall have delivered to Seller a legal opinion rendered by Buyer's corporate counsel in substantially the form attached as Exhibit "C";

         (e) No suit in law or in equity, administrative action or other proceeding by a third party or a Governmental Entity shall be pending or threatened which would have a material adverse affect on the Interests or seeks to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement; and

         (f) All consents, approvals and waivers listed on Schedule 7(e) to the Seller Disclosure Schedule from third parties shall have been obtained except for consents, approvals or waivers which constitute Permitted Encumbrances or where the failure to obtain such consent would not otherwise have a material adverse effect on the Interests.

6. Conditions of Closing by Buyer. The obligation of Buyer to close is subject to the satisfaction of the following conditions:

         (a) The representations of Seller contained in Section 7 shall be true, in all material respects, on and as of the Closing Date;

         (b) Seller shall have performed, in all material respects, the obligations, covenants and agreements of Seller contained herein;

         (c) Seller shall have delivered to Buyer a certificate of a corporate officer or other authorized person dated the Closing Date, certifying on behalf of Seller that the conditions in Sections 6(a) and (b) have been fulfilled.

         (d) Seller shall have delivered to Buyer legal opinions rendered by Seller's and BROG's respective corporate counsel in substantially the forms attached as Exhibits "D-1" and "D-2";

         (e) No suit in law or in equity, administrative action or other proceeding by a third party or a Governmental Entity shall be pending or threatened which would have a material adverse affect on the Interests or seeks to restrain, enjoin or otherwise prohibit, the consummation of the transactions contemplated by this Agreement; and

         (f) All consents, approvals and waivers listed on Schedule 7(e) to the Seller Disclosure Schedule from third parties shall have been obtained except for consents, approvals, or waiver which constitute Permitted Encumbrances or where the failure to obtain such consent would not otherwise have a material adverse effect on the Interests or Business.

7. Representations and Warranties of Seller. Seller represents and warrants to Buyer that:

         (a) Existence and Good Standing: Seller is a corporation validly existing and in good standing under the laws of the State of Delaware and is duly qualified and has all requisite corporate power and authority to own its properties and assets and to carry on its business, including the Business, as now being conducted;

         (b) Requisite Authority: Seller has the requisite corporate power and authority to execute, deliver, and perform this Agreement and the Transaction Agreements required to be executed by Seller hereunder and to consummate the transactions contemplated hereby or thereby. The execution and delivery by Seller of this Agreement and the Transaction Agreements required to be executed by Seller hereunder and the consummation by Seller of the transactions contemplated hereby or thereby have been duly authorized;

         (c) Execution and Enforceability: This Agreement has been, and the Transaction Agreements required to be executed by Seller hereunder upon their execution will be, duly executed and delivered by Seller and constitute the valid and binding obligations of Seller, enforceable against it in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights. No other corporate act, approval or proceeding on the part of Seller is required to authorize the execution and delivery by Seller of this Agreement and the Transaction Agreements required to be executed by Seller hereunder or the consummation by Seller of the transactions contemplated hereby or thereby;

         (d) No Conflicts: This Agreement and the Transaction Agreements required to be executed by Seller hereunder, and the execution and delivery thereof by Seller, do not and the consummation by Seller of the transactions contemplated hereby or thereby will not (i) conflict with or result in a breach of the charter or bylaws of Seller or any other governing documents of Seller,
                  (ii) violate, or conflict with, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of Seller or the loss of any material right under any mortgage, indenture or agreement to which it is a party or by which the Interests are bound, which violation, conflict or default might adversely affect the ability of Seller to perform its obligations under this Agreement or the Transaction Agreements required to be executed by Seller hereunder, or (iii) violate any statute or law or any judgment, decree, order, writ, injunction, regulation, permit or rule of any court or Governmental Entity, which violation might adversely affect the ability of Seller to perform its obligations under this Agreement or the Transaction Agreements required to be executed by Seller hereunder;

         (e) Consents: Except as set forth in Schedule 7(e) of the Seller Disclosure Schedule, the execution and delivery by Seller of this Agreement and the Transaction Agreements required to be executed by Seller hereunder, the performance of Seller's respective obligations hereunder and thereunder, or the consummation on the part of Seller or its Affiliates of the transactions contemplated hereby or thereby will not require any consent, approval, or authorization of or filing with or notice to any third party (including any Governmental Entity) except for consents, approvals, waivers or authorizations which if not obtained would not individually or in the aggregate have a material adverse effect on the Interests or the Business or which otherwise constitutes a Permitted Encumbrance under Sections 4(a)(ii)(A) and 4(a)(ii)(C).

         (f) No Brokers: Seller has incurred no liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement or the Transaction Agreements for which Buyer shall have any responsibility whatsoever;

         (g) No Judgments, Lawsuits or Claims: There are no claims, actions, suits or proceedings (including condemnation or similar proceedings) filed or, to the knowledge of Seller, threatened against the Interests or any material portion thereof or against Seller or its Affiliates with respect to the Business or the Interests or any material portion thereof;

         (h) No Foreign Person: Seller is not a "foreign person" as defined in Section 1445 of the Code and in any regulations promulgated thereunder;

         (i)      Laws, Permits, Licenses and Authorizations:

                  (i) Seller has not violated any laws, statutes, rules, regulations or orders applicable to the Business or the Interests or the operation thereof (other than laws, statutes, regulations or orders applicable to environmental matters which are exclusively addressed by Sections 7(w), 13 and 14 of this Agreement) which violation (i) would have a material adverse effect on the Business or the Interests or, (ii) have not been remedied;

                  (ii) Except as set forth on Schedule 7(i) to the Seller Disclosure Schedule, (i) neither Seller nor any of its Affiliates has received any written communication from any Governmental Entity or any third party that alleges that the Business may not be in compliance in any material respect with, or may be subject to any material liability under, any law, statute, rule, regulation, order, permit, license or authorization,
                           (ii) to Seller's knowledge, there are no investigations or reviews pending or threatened by any Governmental Entity relating to any alleged violation arising out of the Business, and (iii) there is no outstanding writ, judgment, stipulation, injunction, decree, determination, award or other order of any Governmental Entity specifically against Seller or any of its Affiliates that relates to the Business that has had, or is reasonably expected to have, individually or in the aggregate, a material adverse effect on the Business.

                  (iii) Schedule 1(a)(xviii) to the Seller Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of all licenses, permits and authorizations (other than environmental permits which are exclusively addressed by Section 13 and licenses or permits for the use of land) issued or granted to Seller (or any of its Affiliates with respect to the Business) by any Governmental Entity that are used by Seller in the conduct of the Business, except for such licenses, permits and authorizations, the failure of which to have, could not individually or in the aggregate reasonably be expected to have a material adverse effect on the Business. Except as set forth on Schedule 1(a)(xviii) to the Seller Disclosure Schedule, all such licenses, permits and authorizations are validly held by Seller, except for such failures that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Business. To the knowledge of Seller, the licenses, permits and authorizations listed on Schedule 1(a)(xviii) are all of the licenses, permits and authorizations necessary or required for Seller to conduct the Business.

         (j) Changes to Business: Except as disclosed in Schedule 7(j) to the Seller Disclosure Schedule, since January 1, 2002:

                  (i) there has not been any material adverse change in the makeup, condition or composition of the Interests or the Business, whether taken as a whole or as to any material part thereof, other than changes resulting from developments generally affecting the natural gas products pipeline industry;

                  (ii) there has not been any damage, destruction or loss, whether covered by insurance or not, to the Interests that has had or is reasonably likely to have, a material adverse effect on the Business or the Interests;

                  (iii) there has not been any waiver by Seller of any rights that, individually or in the aggregate, has had, or is reasonably likely to have, a material adverse effect on the Business or the Interests; and

                  (iv) except to the extent the failure to do so has not had, and is not reasonably likely to have, a material adverse effect on the Business or the Interests, Seller has operated the Business and the Interests in the ordinary course of business consistent with past practices;

         (k) Real Property: Except as set forth on Schedule 7(k) to the Seller Disclosure Schedule, there is not pending or, to the knowledge of Seller, threatened any condemnation or eminent domain proceedings affecting the real property included in the Interests, nor has Seller received written notification that any such proceeding or assessment is contemplated;

         (l) Public Utility Holding Company Act, etc.: Seller is exempt from, or is otherwise not subject to regulation as, (i) a "public utility company," as such term is defined in the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations thereunder, (ii) an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (iii) a "public utility" within the meaning of the Federal Power Act, as amended, and the rules and regulations thereunder;

         (m) Labor Matters: Except as set forth on Schedule 7(m) to the Seller Disclosure Schedule, there are no agreements with labor unions or associations representing employees of Seller involved in the Business. Except as set forth on Schedule 7(m) to the Seller Disclosure Schedule, Seller is not involved in or, to Seller's knowledge, threatened with any labor dispute, arbitration, lawsuit or administrative proceeding relating to labor matters involving the employees of Seller who are involved in the Business (excluding routine workers' compensation claims) other than disputes, arbitrations, lawsuits and proceedings which, individually or in the aggregate, would not individually or in the aggregate be material to the ownership or use of the Interests.

         (n) Compliance with Contracts: Except as set forth in Schedule 7(n) to the Seller Disclosure Schedule, (A) all Material Contracts are legal, valid, binding, enforceable, and in full force and effect; and (B) Seller is not in material breach or default, and is not aware of any Person claiming there is a material breach or default under the Material Contracts.

         (o) Authorized Expenditures: Except as set forth on Schedule 7(o) to the Seller Disclosure Schedule, there are no outstanding authorizations for capital expenditures respecting the Interests for which Buyer will be liable other than ordinary trade payables pursuant to which such expenditures are or may be required to be made.

         (p) Material Contracts: Schedule 7(p) to the Seller Disclosure Schedule sets forth a list of the following contracts, agreements or commitments (the "Material Contracts") which are included in the Interests:

                  (i) any contract or agreement with Seller or any of its Affiliates relating to the provision of goods or services to or by Seller or any of its Affiliates which will survive the Closing;

                  (ii) any contract, agreement or commitment that commits Seller to aggregate expenditures or that gives rise to anticipated receipts with respect to the Business of more than $50,000 in any calendar year;

                  (iii) any gathering, treating or interconnect agreements or commitments;

                  (iv) any indenture, trust agreement, loan agreement or note relating to indebtedness for borrowed money or the guarantee of the obligations of any other Person for borrowed money;

                  (v) any agreement of surety, guarantee or indemnification other than in the ordinary course of the Business;

                  (vi) any covenant not to compete in any area or in any business which will be binding on Buyer following the Closing;

                  (vii) any joint venture, partnership or similar organizational contract involving a sharing of profits or losses relating to all or any portion of the Business;

                  (viii) any royalty agreement that commits Seller to anticipated aggregate royalties of more than $25,000 in any calendar year; and

                  (ix) any management service, consulting or other similar type contract or agreement that commits Seller to aggregate fees or other compensation of more than $100,000 in the aggregate during its term.

         (q) Personal Property: To the knowledge of Seller, there are no defects in the physical condition of any personal property which is included in the Gathering System or Plant Facility, which would materially and adversely impair Seller's ability to maintain normal operations in a manner consistent with Seller's recent practices.

         (r) Sufficiency of Assets: The Interests, the Third Party Assets and the Excluded Assets include all of the assets used by Seller in the conduct of the Business, as such Business is conducted on the date of this Agreement. To the knowledge of Seller, the Interests are all of the assets required or necessary for Seller to conduct the Business in the manner in which it is currently being conducted, except for the Third Party Assets and the Excluded Assets.

         (s) Imbalances: The Imbalances as reflected on the books and records of Seller, at Closing, will accurately reflect all of the Imbalances affecting the Business and existing as of the Closing Date and will represent a net imbalance which is not in excess of 15,000 MCF.

         (t) Taxes: All Tax returns required to be filed by Seller, or Seller's Affiliates, have been timely filed, and all Taxes reflected on such Tax returns have been paid. All such returns are accurate and complete. There are no Tax liens or other encumbrances relating to Taxes on any of the Assets other than Taxes the payment of which is not delinquent. No assessments or other claims for Taxes related to the Business or the Interests has been made by any taxing authority or, to the best knowledge of Seller, threatened by any taxing authority.

         (u) No Preferential Rights: None of the Interests is subject to any preferential right of purchase which would have a material adverse effect on the Business or the value thereof.

         (v)      Employee Benefits: No pension benefit plan as defined in
                  Section 3(2) of ERISA that is maintained or contributed to by Seller or any ERISA Affiliate or with respect to which Seller or an ERISA Affiliate may have any liability had an accumulated funding deficiency as defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, as of the last day of the most recent fiscal year of the plan ending on or prior to the Closing Date. Neither Seller nor any entity that was at any time during the six-year period ending on the Closing Date an ERISA Affiliate has ever maintained, contributed to, had an obligation to contribute to, or incurred any liability with respect to a plan that is both a pension benefit plan (as defined in Section 3(2) of ERISA) and a multiemployer plan (as defined in Section 3(37) of ERISA).

         (w) Environmental Matters. Except as set forth in Schedule 7(w) to the Seller Disclosure Schedule of the Seller Disclosure
                  Schedule:

                  (i) To Seller's knowledge as existed as of the date of execution of this Agreement ("Seller's Current Knowledge") and except as would not have an Environmental Material Adverse Effect, the Interests and the Business are in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations of Environmental Laws;

                  (ii) To Seller's Current Knowledge and except as would not have an Environmental Material Adverse Effect, there are no Environmental Liabilities pending or threatened by or before any Governmental Entity directed against Seller relating to the Business that pertain or relate to (A) any remedial obligations presently required under any applicable Environmental Law, (B) violations by Seller of any Environmental Law, (C) personal injury or property damage claims relating to a release of Hazardous Materials, or (iv) response, removal, or remedial costs under CERCLA, RCRA or any similar state laws;

                  (iii) To Seller's Current Knowledge and except as would not have an Environmental Material Adverse Effect, all environmental permits required under Environmental Laws that are necessary to the operation of the Interests by Seller have been obtained and are in full force and effect and there is no basis for revocation or suspension of any such environmental permits;

                  (iv) No portion of any of the Interests is listed on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System list under CERCLA, or any similar ranking or listing under any state law;

                  (v) To Seller's Current Knowledge and except as would not have an Environmental Material Adverse Effect, there has been no disposal or release of any Hazardous Materials on, at, or under any properties included in the Interests;

                  (vi) All off-site facilities to which Seller has sent Hazardous Materials (other than products) for storage or disposal in connection with the operation of the Business before Closing are scheduled listed in
                           Schedule 7(w)(vi) hereto ("Scheduled Disposal Sites"); and

                  (vii) To Seller's Current Knowledge, and except as heretofore furnished to Buyer, there are no written notices of violation, non-compliance, or similar notifications relating to Environmental Liabilities currently pending or, to Seller's knowledge, threatened, relating or pertaining to the Interests that would reasonably be expected to have an Environmental Material Adverse Effect.

         For the purpose of this subsection 7(w), the term "Environmental Material Adverse Effect" shall mean any Environmental Liabilities that are reasonably expected to exceed $100,000 per occurrence or series of related occurrences.

         As used in this Agreement, including any Schedules hereto, "Seller's knowledge" or "known to Seller" shall mean the actual knowledge of Seller's or any of its Affiliate's personnel at or above the supervisory level (including field supervisors), without any investigation.

8. Representations and Warranties of Buyer. Buyer represents and warrants to Seller that:

         (a) Existence and Good Standing: Buyer is a Delaware limited partnership validly existing and in good standing under the laws of the State of Delaware and is duly qualified and has all partnership power and authority to own its properties and assets and to carry on its business as now being conducted;

         (b) Requisite Authority: Buyer has the requisite partnership power and authority to execute, deliver, and perform this Agreement and the Transaction Agreements required to be executed by Buyer hereunder and to consummate the transactions contemplated hereby or thereby. The execution and delivery by Buyer of this Agreement and the Transaction Agreements required to be executed by Buyer hereunder and the consummation by Buyer of the transactions contemplated hereby or thereby have been duly authorized;

         (c) Execution and Enforceability: This Agreement has been, and the Transaction Agreements required to be executed by Buyer hereunder upon their execution will be, duly executed and delivered by Buyer and constitute the valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights. No other partnership act, approval or proceeding on the part of Buyer is required to authorize the execution and delivery by Buyer of this Agreement and the Transaction Agreements required to be executed by Buyer hereunder or the consummation by Buyer of the transactions contemplated hereby or thereby;

         (d) No Conflicts: This Agreement and the Transaction Agreements required to be executed by Buyer hereunder, and the execution and delivery hereof or thereof by Buyer, do not and the consummation by Buyer of the transactions contemplated hereby or thereby will not (i) conflict with or result in a breach of the charter or bylaws of Buyer or any other governing documents of Buyer, (ii) except for required consents or waivers under the "Multi-Year Amended and Restated Credit Agreement, Dated as of March 28, 2002" (also known as the $500,000,000 Revolving Facility) and the "364-Day Credit Agreement, Dated March 28, 2002" (also known as the $200,000,000 Revolving Facility) which Buyer represents it will obtain at or prior to Closing, violate, or constitute a default under any mortgage, indenture or agreement to which Buyer is a party or which it is bound, which violation, conflict or default might adversely affect the ability of Seller to perform its obligations under this Agreement, or
                  (iii) violate any statute or law or any judgment, decree, order, writ, injunction, regulation, permit or rule of any court or Governmental Entity, which violation might adversely affect the ability of Buyer to perform its obligations under this Agreement or the Transaction Agreements required to be executed by Buyer hereunder;

         (e) Required Bonds and Licenses: Buyer possesses (or will possess as soon as practical after Closing) all required governmental licenses, permits, bonds, certificates, orders, and authorizations necessary to own or operate the Interests;

         (f) Available Funds: Buyer will have on the Closing Date, sufficient cash to enable it to make payment in immediately available funds of the purchase price when due and any other amounts to be paid by it hereunder;

         (g) Buyer's Reliance: Buyer is experienced and knowledgeable in the transactions of the type contemplated by this Agreement and has undertaken such investigation, and has been provided with and has evaluated such documents and information, as Buyer and its advisors have deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Buyer acknowledges that Buyer is acquiring the Interests without any representation or warranty, express or implied, by Seller or any of its Affiliates except as expressly set forth herein and not in limitation thereof, Buyer acknowledges that neither Seller nor any of its Affiliates or representatives has made any representation or warranty (express or implied) with respect to, and Buyer is not relying upon, any financial projection or forecast delivered to Buyer with respect to the revenues, profitability, cash flow, capital expenditures or other financial or operating aspects that may arise from the Interests either before or after the Closing Date. With respect to any projection or forecast delivered by or on behalf of Seller or its Affiliates to Buyer, Buyer acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts, (ii) Buyer is familiar with such uncertainties, (iii) Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts furnished to Buyer and (iv) Buyer will not have a claim against Seller or any of its advisors or Affiliates with respect to such projections or forecasts or with respect to any related matter;

         (h) No Brokers: Buyer has incurred no liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement or the Transaction Agreements for which Seller shall have any responsibility whatsoever.

         (i) Environmental Defects: To Buyer's knowledge, there are no Environmental Defects other than as will be disclosed by Buyer in writing to Seller prior to Closing.

         As used in this Agreement, including any Schedules hereto, "Buyer's knowledge" or "known to Buyer" shall mean the actual knowledge of Buyer's or any of its Affiliate's personnel at or above the supervisory level (including field supervisors), without any investigation.

9.       Imbalances.

         (a) For purpose of this Section 9, the term "Imbalance" shall mean all contractual natural gas imbalances relating to the Interests existing as of the Effective Time between Seller, on the one hand, and gas shippers and interconnect receipt or delivery points, on the other hand.

         (b) At Closing, Buyer shall be conveyed all rights to the Imbalances and shall assume and be responsible for all obligations with respect to the Imbalances attributable, in each case, to the period up to and including the Effective Time.

10.      Indemnities of Seller.

         (a) Seller shall, to the fullest extent permitted by law and subject to the limitations provided in this Agreement, protect, defend, indemnify, and hold Buyer and its Affiliates, including its directors, officers, members, partners, and representatives of each of them (the "Buyer Parties"), harmless from and against any and all Claims attributable to or arising out of (i) the breach by Seller of the representations or warranties contained in Section 7 hereof,
                  (ii) the breach by Seller of any of its agreements or covenants contained in this Agreement, (iii) any Claim by any of Seller's or its Affiliate's officers, directors, employees or shareholders, made in such capacity, against Seller or any of its Affiliates relating to the Interests or the Business attributable to the period prior to the Closing (excluding Claims relating to environmental matters) and any Claims relating to the Employee Benefit Plans (excluding any matters which have been expressly assumed by Buyer in the Employee Matters Agreement), (iv) any Taxes of Seller relating to the conduct of the Business prior to the Closing, including Seller's proportionate amount of those Taxes described in
                  Section 24, (v) the fuel and losses allocation to shipper under the December 17, 1990 Gathering and Treating Contract between Seller and Vastar Resources that relates to the time period prior to the Effective Time, (vi) Punitive Damages Claims, (vii) Personal Injury and Property Damage Claims,
                  (viii) Unscheduled Offsite Disposal Site Claims, (ix) Criminal Fines and Penalties and (x) the Excluded Assets; provided, however, that Seller shall, except as otherwise provided herein, not be obligated under this Agreement to protect, defend, indemnify or hold Buyer Parties harmless from and against any Claims attributable to or arising out of any of the Transaction Agreements, recourse with respect to any matters under or in connection a Transaction Agreement being under the terms of such Transaction Agreement.

         (b) After Closing, any assertion by Buyer that Seller is liable under the terms of the indemnities provided under Section 10(a) must be made by Buyer in writing and (1), in the case of a Claim based on a breach of a representation and warranty in
                  Section 7 of this Agreement, must be given to Seller on or prior to one year after Closing (except with respect to the representations and warranties in Sections 7(a), (b), (c),
                  (f), (n), (p), (q), (r), (s), (u) and (w)); (2) in the case of a Claim based on a breach of the representations and warranties contained in

                  Sections 7(n), (p), (q), (r) and (s) of this Agreement must be given to Seller on or prior to six months after Closing); (3) in the case of a Claim based upon a breach of the representative and warranty in Section 7(u) or based upon Sections 10(a)(v) or 10(a)(vii), must be given to Seller on or prior to two years after Closing; (4) in the case of a Claim under Section 10(a)(vi) or 10(a)(viii) must be given to Seller on or before 3 years following Closing, (5) in the case of a Claim based upon a breach of the representations and warranties in Sections 7(a), (b), (c) or (f) or based upon Sections 10(a)(iii), 10(a)(iv), 10(a)(ix) and 10(a)(x) shall not be limited as to time as between Buyer Parties and Seller Parties and (6) in the case of a claim based upon Section 10(a)(ii) shall not be limited as to time between Buyer Parties and Seller Parties unless otherwise specifically provided in the Agreement. Any notice to Seller shall state the facts known to Buyer that give rise to such notice in sufficient detail to allow Seller to evaluate the assertion. If such notice is timely given, all Claims attributable to or arising out of the event, breach, occurrence or other circumstance of which notice is given in such notice shall not be barred by the time limitations in this subsection.

         (c) Solely for purposes of indemnification in this Section 10, the representations and warranties of Seller made in this Section 7 of Agreement (other than Seller's representation set forth in Section 7(w)) shall be deemed to have been made without regard to any materiality qualifications, provided that none of the Buyer Indemnitees shall be entitled to assert any right to indemnification under Section 10(a) of this Agreement unless the individual claim or series of related claims which arise out of substantially the same facts and circumstances exceeds $50,000; provided that any claim for a breach of the representations and warranties in Sections 7(a), (b), (c) (f) and (s) and any claim for indemnification under Sections 10(a)(ii), 10(a)(iii), 10(a)(iv), 10(a)(v), 10(a)(ix) and
                  10(a)(x) shall not be subject to such $50,000 threshold.

         (d) Buyer shall not be entitled to assert any right to indemnification with respect to any Claims under Section 10(a) hereof, Schedule 14(e) or otherwise under this Agreement (other than Sections 1(b), 3 and 4) unless such claims exceed $5.0 million in the aggregate, and then only to the extent that all such Claims exceed such amount; provided that such deductible basket shall not be applicable to Seller's indemnification obligations (1) under Sections 10(a)(ii), 10(a)(iii), 10(a)(iv), 10(a)(v), 10(a)(ix) or 10(a)(x) and (2)
                  under Section 10(a)(i) to the extent arising out of any breach or violation of the representations and warranties contained in Sections 7(a), (b), (c), (f) or (s) of this Agreement.

         (e) In no event shall Seller ever be required to indemnify Buyer under this Section 10 or to pay other amounts in connection with or with respect to the transactions contemplated by this Agreement in an amount exceeding in the aggregate $50,000,000 provided that Seller's obligations in Sections 10(a)(ix) or 10(a)(x) will not be subject to the $50,000,000 ceiling.

         (f) If a claim arises for which Buyer intends to seek indemnity under this Section 10, Buyer shall promptly notify Seller of such claim. Seller shall have thirty (30) days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and Buyer shall cooperate with Seller in connection therewith. Buyer shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity by Seller for such claim; and provided further, that Buyer shall not enter into any settlement agreement (or settle or compromise any such claim in a manner) which provides for or results in any payment by or liability of any of the Seller Parties of or for any damages or other amount, any lien, charge or encumbrance on any property of any of the Seller Parties, any finding of responsibility or liability on the part of any of the Seller Parties or any sanction or restriction upon the conduct of any business by any of the Seller Parties without such Seller Party's express written consent, which consent shall not be unreasonably withheld. If Seller does not notify Buyer within thirty (30) days after the receipt of Buyer's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, then Buyer shall have the right to contest, settle or compromise the claim, but shall not thereby waive any right to indemnity therefor pursuant to this Section 10.

         (g) The amount of any Claim for which Buyer claims indemnity shall be reduced by (a) any net insurance proceeds actually received by Buyer from a non-Affiliated third party with respect to a Claim, after deducting all costs incurred by Buyer or its Affiliates in recovering such proceeds and the present value of reasonably expected increases in Buyer's or any of its Affiliate's insurance premiums resulting from such Claims, and
                  (b) indemnity payments which Buyer receives from any Person (other than Seller or any Affiliate, successor or assign of Buyer).

         (h) THE INDEMNIFICATION AND ASSUMPTION PROVISIONS PROVIDED FOR IN THIS AGREEMENT (EXCLUDING, HOWEVER, ANY TRANSACTION AGREEMENT, EACH OF WHICH SHALL BE GOVERNED BY ITS RESPECTIVE TERMS AND CONDITIONS) SHALL BE APPLICABLE WHETHER OR NOT THE LOSSES, COSTS, EXPENSES AND DAMAGES IN QUESTION AROSE SOLELY OR IN PART FROM THE ACTIVE, PASSIVE, COMPARATIVE, OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF BUYER PARTIES, BUT ONLY TO THE EXTENT NOT ATTRIBUTABLE TO FUTURE ACTS OR OMISSIONS OF BUYER PARTIES.

11.      Indemnities of Buyer; Assumption of Obligations.

         (a) As of the Effective Time, except for liabilities and obligations for which Seller has provided any of the Buyer Parties an express indemnity pursuant to Section 10 or elsewhere in this Agreement (including Schedule 14(e) if same becomes effective or in a Transaction Agreement), Buyer agrees to assume and perform any and all of the liabilities and obligations or alleged or threatened liabilities and obligations attributable to, affecting or otherwise relating to the Interests or the Business arising out of or resulting from Seller's or its Affiliates ownership, operation or use of the Interests and conduct of the Business prior to the Effective Time, including, but not limited to, (i) any and all liabilities and obligations necessary to comply with all laws and governmental regulations with respect to the Interests or the Business, including, but not limited to, any request of a Governmental Entity or other requirement to abandon any pipeline or facility or take any clean-up, remedial or other action with respect to the Interests or the Business, regardless of when the events occurred that caused such condition to exist or the obligation to arise, (ii) any and all liabilities and obligations relating to the Imbalances and
                  (iii) any obligations or liabilities arising, from and after the Closing, under or in connection with the contracts and agreements included in the Interests; provided however, that Buyer does not agree to assume or perform any liabilities or obligations of Seller (1) to Seller's or its Affiliate's respective directors, officers, employees or shareholders acting in such capacities (including liabilities or obligations under any Employee Benefit Plan except as otherwise provided in the Employee Matters Agreement) or (2) for any indebtedness relating to borrowed money, and provided further that Buyer does not agree to assume any liabilities relating to (i) Seller's or Seller's Affiliates' storage or disposal of Hazardous Materials at offsite disposal sites, which storage or disposal is not related to the Interests or
                  (ii) Seller's and its Affiliates' businesses or operations that are separate from the Business (including the saltwater disposal lines which will be owned by Seller's Affiliates following the Closing and are covered by the Joint Use and Occupancy Agreement).

         (b) Buyer shall, to the fullest extent permitted by law, protect, defend, indemnify, and hold Seller and its Affiliates, including the directors, officers, members, partners, and representatives of each of them (the "Seller Parties"), harmless from and against any and all Claims attributable to or arising out of (i) a Third Party Claim to the extent arising out of or attributable to Buyer's ownership or operation of the Interests or conduct of the Business subsequent to the Effective Time unless caused by an act or omission of a Seller Party after the Closing, (ii) Buyer's assumption of any obligation or liability contained in this
                  Section 11 (but only to the extent Seller has not expressly agreed to provide Buyer with indemnity with respect to such obligation or liability pursuant to Section 10 hereof, other sections of this Agreement (including Schedule 14(e) if same becomes effective) or in the Transaction Agreements, (iii) the breach by Buyer of the representations contained in Section 8 hereof; and (iv) the breach by Buyer of any of its agreements and covenants contained in this Agreement; provided, however, that Buyer shall not, except as otherwise provided herein, be obligated under this Agreement to protect, defend, indemnify or hold Seller Parties harmless from and against any Claims attributable to or arising out of any of the Transaction Agreements, recourse with respect to any matters under or in connection with a Transaction Agreement being under the terms of such Transaction Agreement.

         (c) If a claim arises for which Seller intends to seek indemnity with respect thereto under this Section 11, Seller shall promptly notify Buyer of such claim. Buyer shall have thirty
                  (30) days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and Seller shall cooperate with Buyer in connection therewith. Seller shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity by Buyer for such claim; and provided further, that Seller shall not enter into any settlement agreement (or settle or compromise any such claim in a manner) which provides for or results in any payment by or liability of any of the Buyer Parties of or for any damages or other amount, any lien, charge or encumbrance on any property of any of the Buyer Parties, any finding of responsibility or liability on the part of any of the Buyer Parties or any sanction or restriction upon the conduct of any business by any of the Buyer Parties without such Buyer Party's express written consent, which consent shall not be unreasonably withheld. If Buyer does not notify Seller within thirty (30) days after the receipt of Seller's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, then Seller shall have the right to contest, settle or compromise the claim, but shall not thereby waive any right to indemnity therefor pursuant to this Section 11.

         (d) After Closing, any assertion by Seller that Buyer is liable under the terms of the indemnities provided under Section 11(b) must be made by Seller in writing. Any notice to Buyer shall state the facts known to Seller that give rise to such notice in sufficient detail to allow Buyer to evaluate the assertion.

         (e) The amount of any Claim for which Seller claims indemnity shall be reduced by (a) any net insurance proceeds actually received by Seller from a non-Affiliated third party with respect to a Claim, after deducting all costs incurred by Seller or its Affiliates in recovering such proceeds and the present value of reasonably expected increases in Seller's or any of its Affiliate's insurance premiums resulting from such Claims, and (b) indemnity payments which Seller receives from any Person (other than Buyer or any of its Affiliates).

         (f) THE INDEMNIFICATION AND ASSUMPTION PROVISIONS PROVIDED FOR IN THIS AGREEMENT (EXCLUDING, HOWEVER, ANY TRANSACTION AGREEMENT, EACH OF WHICH SHALL BE GOVERNED BY ITS RESPECTIVE TERMS AND CONDITIONS) SHALL BE APPLICABLE WHETHER OR NOT THE LOSSES, COSTS, EXPENSES AND DAMAGES IN QUESTION AROSE SOLELY OR IN PART FROM THE ACTIVE, PASSIVE, COMPARATIVE, OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF SELLER PARTIES, BUT ONLY TO THE EXTENT NOT ATTRIBUTABLE TO FUTURE ACTS OR OMISSIONS OF SELLER PARTIES.

12.      Due Diligence Review.

         (a) Prior to Closing, Seller, in Seller's offices, will make available to Buyer and Buyer's authorized representatives for examination as Buyer may reasonably request, all physical land files, regulatory files, abstracts, title opinions, engineering data, reports, maps, drawings, surveys, books, accounting records, and agreements contained in Seller's files relating to the Interests (collectively the "Records"); provided, however, the Records shall not include (i) any proprietary data which relates to another business of Seller and is not needed in connection with the continued operation of the Business, (ii) any information subject to third party confidentiality agreements for which a consent or waiver cannot be secured by Seller after reasonable efforts, or (iii) any information which, if disclosed, would violate an attorney-client privilege.

         (b) Subject to subsection (a) above, Seller shall permit Buyer and Buyer's authorized representatives to consult with Seller's employees during reasonable business hours (including 7:00 a.m. to 6:00 p.m. (New Mexico time) Monday through Friday) and to conduct, at Buyer's sole risk and expense, inspections and inventories of the Interests and to examine all Records at the Plant Facility. Seller shall also coordinate, in advance, with Buyer to allow site visits and inspections at the field sites on Saturdays unless operational conditions would reasonably prohibit such access. During such inspections, Buyer shall have the right to review the Interests to determine the environmental and other condition of the Interests. To the extent Buyer desires access to Seller's Interests located on other's property or to any Records located at such location, Seller shall assist Buyer in obtaining such access; provided, however, Buyer shall not contact the owner of the property directly.

         (c) Buyer agrees to protect, defend, indemnify and hold Seller Parties harmless from and against any and all Claims occurring on or to the Interests caused by the acts or omissions of Buyer, Buyer's Affiliates or any Person acting on Buyer's or its Affiliate's behalf in connection with any due diligence conducted pursuant to or in connection with this Agreement, including any site visits and environmental sampling. Buyer agrees to comply fully with all rules, regulations and instructions issued by Seller (to the extent reasonable notice thereof has been given to Buyer) regarding Buyer's actions while upon, entering or leaving any property included in the Interests, including any insurance requirements that Seller may impose on contractors authorized to perform work on any property owned or operated by Seller.

         (d) Buyer shall not be entitled to perform any environmental diligence beyond a Phase I environmental analysis nor any subsurface investigation or invasive or destructive sampling without the prior written consent of Seller, which consent will not be unreasonably withheld. Prior to the date hereof, Buyer and Seller have agreed upon and approved the site assessment plan attached hereto as "Exhibit O." Buyer and Seller agree to cooperate with respect to the prompt implementation and completion of the activities described in Exhibit O. Buyer and Seller acknowledge that additional Pre-Closing investigation and site assessment may be conducted if reasonably required by the selected insurance carrier to secure the Environmental Insurance described in Section 14 or if Buyer is not reasonably certain that it will be able to obtain the Environmental Insurance. In each such case, the scope of any subsequent environmental investigation and site assessment shall be subject to the prior written approval of Seller, which will not be unreasonably withheld. Seller agrees to cooperate, in good faith, with Buyer and with any representatives of the selected insurer to determine the scope of additional environmental investigation (including sampling) which may be required in connection with the application for Environmental Insurance or Buyer's due diligence efforts if the Environmental Insurance is not obtainable. Buyer shall furnish Seller copies of all environmental and other reports obtained by, or prepared by or for Buyer or its Affiliates and their respective agents in connection with any of the foregoing inspections. All such environmental reports shall be deemed to be "Evaluation Material" under the Confidentiality Agreement and will be held in confidence in accordance with the terms thereof and, if the transactions contemplated herein are not consummated, will be delivered to Seller in accordance with the terms of the Confidentiality Agreement.

13.      Pre-Closing Environmental Defects.

         (a) As used in this Agreement, the following terms shall have the meanings prescribed below:

                  (i) "Environmental Defect" shall mean a claim or condition attributable to or arising out of (1) a violation of any Environmental Law applicable to the Interests occurring prior to the Closing Date or (2) any Existing Environmental Condition.

                  (ii) "Environmental Law" shall mean any and all laws, statutes, ordinances, rules, regulations, or orders of any Governmental Entity pertaining to the protection of the environment or natural resources or to Hazardous Materials in any and all jurisdictions in which the party in question owns property or conducts business, including the Clean Air Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), the Federal Water Pollution Control Act, the Occupational Safety and Health Act of 1970, the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Safe Drinking Water Act, the Toxic Substances Control Act, the Hazardous & Solid Waste Amendments Act of 1984, the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, the Oil Pollution Act of 1990, any state or local laws implementing or substantially equivalent to the foregoing federal laws, and any state or local laws pertaining to the handling of oil and gas exploration, production, gathering, and processing wastes or the use, maintenance, and closure of pits and impoundments, and all other environmental conservation or protection laws all as amended from time to time from enactment or adoption through the date of this Agreement.

                  (iii) "Existing Environmental Condition" shall mean (1) any environmental pollution, contamination, degradation, damage or injury caused by, related to, arising from, or in connection with the generation, handling, use, treatment, storage, transportation, disposal, discharge, release or emission of any Hazardous Materials occurring on or prior to the Closing Date and for which prompt remedial action is presently required (or if known, would be presently required) under Environmental Laws in effect on the Closing Date or (2) any third party claim which is brought against Seller and based on the release or migration of Hazardous Materials prior to the Closing Date from any of the Interests to such third party's property as a result of or in connection with Seller's conduct of the Business.

                  (iv) "Hazardous Materials" shall mean: (1) any chemicals, materials or substances defined or included in the definition of "hazardous substances," "hazardous materials," "toxic substances," "solid wastes," "pollutants," "contaminants," or words of similar import, under any Environmental Law; (2) radioactive materials (other than naturally occurring radioactive materials), friable asbestos, and polychlorinated biphenyls; (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Entity; or (d) regulated constituents or substances in concentrations or levels that exceed numeric or risk-based standards established pursuant to Environmental Laws.

         (b) Any Environmental Defect notice by Buyer under this Section 13 must be delivered to Seller on or before June 20, 2002. Buyer may, by timely delivery of written notice under this Section 13 to Seller of the existence of an alleged Environmental Defect, request reduction of the purchase price. The Environmental Defect notice shall clearly indicate the nature of and include a detailed description of the Environmental Defect, the Interest to which it relates, and the net present value of the cost of curing or remediating the Environmental Defect using the Cost Effective Remedy. The Environmental Defect notice shall include a complete copy of all written information furnished to or in the possession of Buyer or its Affiliates relating to the alleged Environmental Defect (excluding such information as was contained in Seller's data room or otherwise in the possession of Seller or its Affiliates) and all environmental reports, data, valuations, damage assessments and conclusions associated with the Environmental Defect. The Environmental Defect notice shall also provide documentation and calculations reasonably substantiating the existence of the Environmental Defect and supporting the estimate of the net present value of the Cost Effective Remedy. In the event any such notice is not timely delivered, all Environmental Defects known to Buyer as of such date shall be deemed waived and Buyer shall thereafter have no right to or seek a purchase price adjustment or, otherwise seek indemnification for such Environmental Defects. Seller shall have the right, but not the obligation, to attempt to cure any alleged Environmental Defect prior to Closing at Seller's sole cost and expense. In this connection, Seller may, in its discretion, extend the Closing Date for up to 45 days to effect such cure. In the event Seller is unable or unwilling to cure an alleged Environmental Defect, Buyer and Seller shall meet and endeavor to agree on the validity of the claimed Environmental Defect and the amount of any required purchase price adjustment. In considering the significance of a fact, circumstance or condition for purposes of determining an alleged Environmental Defect, due consideration shall be given to whether such fact, circumstance or condition would be acceptable to reasonable and prudent persons engaged in the business of ownership, development and operation of gathering pipelines and treating plants. To the extent that Buyer receives a Purchase Price reduction for a Pre-Closing Environmental Defect, then such Purchase Price reduction shall result in a waiver with respect to such Pre-Closing Environmental Defect notwithstanding that the actual remediation costs subsequently incurred by Buyer exceeded the Purchase Price reduction.

         (c) Seller may elect, at its option, (i) to cure the Environmental Defect at its cost prior to Closing, but only if the Environmental Defect following such curative actions meets the requirements of applicable Environmental Laws or (ii) reduce the Base Purchase Price by the agreed upon value of the Environmental Defect, in which event Buyer will assume all curative, investigative, remedial or corrective action requirements ("Environmental Corrective Costs") with respect to such Environmental Defects. In the event the Parties cannot mutually agree on a purchase price adjustment for Environmental Defects alleged by Buyer pursuant to this
                  Section 13, then Buyer and Seller shall, subject to subsection
                  (d) below, proceed with Closing and the disputed Environmental Defect shall be submitted to dispute resolution pursuant to the procedure in Schedule 13(c) of the Seller Disclosure Schedule.

         (d) To the extent necessary to be able to comply with its indemnification obligations hereunder, (A) Seller shall have the right, from time to time, to review all environmental reports and records related to the Interests to the extent related to any Pre-Closing environmental issues, and to have access to the Real Property from time to time and (B) Seller shall have the right to participate in and comment on (1) any remedial action, including determining the scope, extent, duration and cost of such remedial action, and (2) all discussions, negotiations and proceedings with Governmental Entities and third parties in connection therewith.

         (e) Buyer shall not be entitled to assert any Environmental Defect under this Section 13 unless the claim is timely made in accordance with the provisions of this Section 13 and the net present value of the Cost Effective Remedy exceeds $35,000 (a "Qualified Environmental Claim") and then only when the sum of all such Qualified Environmental Claims exceeds $500,000 in the aggregate (the "Environmental Threshold").

         (f) After the Environmental Threshold has been reached, Buyer shall be entitled to a purchase price adjustment for Qualified Environmental Claims only to the extent of the amount in excess of $350,000 (the "Environmental Deductible").

         (g) After the Environmental Threshold has been reached, Buyer shall be entitled to a purchase price adjustment for Qualified Environmental Claims exceeding the Environmental Deductible referenced in subsection (f) above up to an aggregate of $1,150,000. Buyer shall not be entitled to any purchase price adjustment for the next $1,000,000 in Qualified Environmental Claims, but shall be entitled to claim an additional reduction in the purchase price to the extent that Qualified Environmental Claims in excess of the Environmental Deductible exceed $2,150,000 in the aggregate.

         (h) Buyer agrees that it will have responsibility for and will indemnify and hold harmless Seller Parties from and against Pre-Closing Environmental Defects that form the basis for any purchase price adjustment claimed by Buyer, including any Qualified Environmental Claims that are counted toward the Environmental Deductible.

         (i) Notwithstanding any provision herein to the contrary, in the event that the Pre-Closing Environmental Defects and Title Defects asserted by Buyer prior to the Closing exceed $10,000,000 in the aggregate, then Seller may at its option, terminate this Agreement by providing written notice of termination to Buyer.

14.      Environmental Insurance.

         (a) Buyer and Seller intend to obtain environmental insurance to address environmental matters arising out of the Interests or the Business, other than those environmental matters for which indemnification is specifically provided by Seller to Buyer in the Agreement, and the Transaction Agreements. Buyer agrees that it will use reasonable commercial efforts to initially obtain and will coordinate with Seller in an effort to obtain a quotation for a policy having $35 million of coverage, a $1 million aggregate deductible and a 10 year term (the "Baseline Policy"). The parties shall cooperate in a collective effort to obtain policy terms which would result in Seller's indemnity referenced in Schedule 14(e) hereto not being required. Furthermore, Buyer agrees that it will use reasonable commercial efforts to eliminate exclusions from the policy, where possible, and to coordinate with Seller in such efforts to eliminate policy exclusions. Buyer and Seller agree that once the quote for the Baseline Policy has been obtained, the Parties will, collectively, attempt on a commercially reasonable basis to acquire endorsements to eliminate policy exclusions for Third Party Claims, Civil Fines and Penalties and Scheduled Offsite Disposal Sites up to the limitations imposed by the $1,500,000 premium limit. This effort to eliminate policy exclusions will be made prior to Buyer attempting to reduce the policy deductible or increase policy limits as provided in subsection (d) below.

         (b) In this connection Buyer agrees to use reasonable best efforts to obtain, within two weeks from the date hereof, a commitment from an insurer to provide environmental insurance (the "Environmental Insurance") at the Closing under the following parameters: (1) the insurance is under written by an insurer reasonably acceptable to Buyer and Seller provided that AIG, Chubb, XL and Kemper and other similarly positioned insurance companies shall be deemed to be acceptable insurers; (2) the insurance policy shall provide for $35 million of coverage, a minimum 10 year term (unless Buyer agrees to a lesser term), and a maximum aggregate deductible of $1,000,000 (unless Buyer agrees to a higher maximum aggregate deductible); (3) Seller and its Affiliates will be named as an additional insured and Duke Energy Field Services, LP will be an additional named insured and (4) the policy will be in a form and scope reasonably acceptable to Buyer and Seller (e.g., coverage for historical matters other than Criminal Fines and Penalties and Punitive Damages) and have exclusions which are customary and of a nature which should be reasonably acceptable to a prudent pipeline operator similarly situated. Buyer further agrees to promptly provide Seller with copies of all correspondence between potential carriers and Buyer with respect to the efforts to obtain such insurance including copies of all requests for information and proposals and requests to conduct environmental assessments. Seller shall, furthermore, be entitled to participate in all conferences, meetings and site visits with representatives of the potential insurers.

         (c) The premium for the Environmental Insurance shall be borne one-half by Seller and one-half by Buyer provided that neither Buyer nor Seller will be required to contribute in excess of $750,000 toward payment of such premium.

         (d) Buyer has the right to reduce the aggregate maximum policy deductible below $1.0 million or increase the policy limits above $35 million provided that Buyer shall pay any policy premiums in excess of $1.0 million to the extent that such excess is attributable to such items.

         (e) In the event that a commitment for Environmental Insurance is not obtained by Buyer on or prior to June 5, 2002 (or such later date as may be agreed by Seller), then Seller, at its option, may: (i) pay any additional premium required to obtain the Environmental Insurance, (ii) terminate this Agreement or
                  (iii) provide the environmental indemnity contained in
                  Schedule 14(e) hereto which indemnity shall survive the Closing in accordance with the provisions set forth in
                  Schedule 14(e); provided that in the event Environmental Insurance is obtained then Schedule 14(e) shall not become effective, except as otherwise provided in such Schedule.

         (f) In the event that Seller elects to proceed with the Closing and to provide the environmental indemnity in subsection 14(e)(iii) above, then Buyer and Seller agree for a period of 90 days following the Closing to cooperate with each other and to continue to use reasonable best efforts to complete any environmental inspections required by the potential insurers and to obtain the Environmental Insurance. In the event that Buyer fails to obtain the Environmental Insurance, Seller, within nine months, following Closing may obtain the Environmental

                  Insurance and at such time as the policy is effective the environmental indemnity provided by Seller pursuant to subsection 14(e)(iii) above shall terminate except with respect to claims made under such indemnity prior to the effective date of the Policy.

         (g) If Buyer, in its sole discretion, elects to exclude from coverage under the Baseline Policy the gathering lines that comprise a portion of the Gathering System (other than the Stations, the Plant Facility and other above ground facilities adjacent thereto and that portion of the gathering pipeline thereunder), such gathering lines, excluding such other facilities, being referred to as the "Pipeline," Seller will have no indemnification obligations under Schedule 14(e) arising out of or attributable to the Pipeline.

15. Confidentiality. All Records and all other confidential data provided to Buyer, whether before or after the date of this Agreement, and all non-public title matters and environmental reports prepared by Buyer or Buyer's representatives relating to the Interests, shall be treated by Buyer as strictly confidential, and shall not be disclosed to any Person, without the prior written consent of Seller unless required by law or regulation. All notices of Environmental Defects, environmental assessments and other environmental information prepared by Buyer or Buyer's representatives relating to the Interests shall be treated by Seller as strictly confidential, and shall not be disclosed to any Person, without the prior written consent of Buyer unless required by law or regulation. In the event this purchase and sale does not close, this covenant shall survive termination of this Agreement for a period of two years; and in the event this purchase and sale closes, Buyer's covenant shall terminate at Closing, but Seller's covenants relating to Environmental Defects, environmental assessments and other environmental information shall continue for two years. In the event this purchase and sale closes, all Records and all other confidential data relating to the Interests or the Business, and all non-public title matters relating to the Interests, shall be treated by Seller as strictly confidential, and shall not be disclosed to any Person for a period of two years after Closing, without the prior written consent of Seller unless required by law or regulation.

16. DISCLAIMERS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, THE INTERESTS ARE BEING CONVEYED AND ASSIGNED TO AND ACCEPTED BY BUYER IN THEIR "AS IS, WHERE IS" CONDITION AND STATE OF REPAIR, AND WITH ALL FAULTS AND DEFECTS, WITHOUT ANY REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MARKETABILITY, QUALITY, CONDITION, CONFORMITY TO SAMPLES, MERCHANTABILITY, AND/OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED BY SELLER AND WAIVED BY BUYER. THE INTERESTS HAVE BEEN USED FOR GAS PIPELINE, TRANSPORTATION, TREATING, STORAGE AND RELATED OPERATIONS. PHYSICAL CHANGES IN THE INTERESTS AND IN THE LANDS BURDENED THEREBY MAY HAVE OCCURRED AS A RESULT OF SUCH USES. THE INTERESTS MAY ALSO INCLUDE BURIED PIPELINES AND

         OTHER EQUIPMENT, THE LOCATIONS OF WHICH MAY NOT BE KNOWN BY SELLER OR READILY APPARENT BY A PHYSICAL INSPECTION OF THE INTERESTS. IT IS UNDERSTOOD AND AGREED THAT BUYER SHALL HAVE INSPECTED PRIOR TO CLOSING (OR SHALL BE DEEMED TO HAVE WAIVED ITS RIGHT TO INSPECT) THE INTERESTS AND THE ASSOCIATED PREMISES, AND SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, AND THAT BUYER SHALL ACCEPT ALL OF THE SAME IN THEIR "AS IS, WHERE IS" CONDITION AND STATE OF REPAIR, AND WITH ALL FAULTS AND DEFECTS, INCLUDING, BUT NOT LIMITED TO, THE PRESENCE OF MAN-MADE MATERIAL FIBERS (MMMF) AND THE PRESENCE, RELEASE OR DISPOSAL OF HAZARDOUS SUBSTANCES. IN ADDITION, SELLER MAKES NO REPRESENTATION, COVENANT OR WARRANTY, EXPRESS, IMPLIED OR STATUTORY, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA OR RECORDS DELIVERED TO BUYER WITH RESPECT TO THE INTERESTS, INCLUDING, WITHOUT LIMITATION, ANY DESCRIPTION OF THE INTERESTS, PRICING ASSUMPTIONS OR QUALITY OR QUANTITY OF THE INTERESTS. ANY RELIANCE ON OR USE OF SUCH INFORMATION SHALL BE AT BUYER'S SOLE RISK. THIS SECTION SHALL NOT OPERATE TO WAIVE OR RELEASE, AND IS EXPRESSLY SUBJECT TO, ALL REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF SELLER CONTAINED IN THIS AGREEMENT. THIS SECTION SHALL NOT OPERATE TO WAIVE OR RELEASE ANY REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF SELLER CONTAINED IN THE TRANSACTION AGREEMENTS.

17. DTPA Waiver. TO THE EXTENT APPLICABLE TO THE INTERESTS OR ANY PORTION THEREOF, BUYER HEREBY WAIVES ITS RIGHTS UNDER THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES ACT, CHAPTER 17, SUBCHAPTER E, SECTIONS
         17.41 THROUGH 17.63, INCLUSIVE (OTHER THAN SECTION 17.555, WHICH IS NOT WAIVED), OF THE TEXAS BUSINESS & COMMERCIAL CODE (A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS). AFTER CONSULTATION WITH AN ATTORNEY OF ITS CHOICE, BUYER VOLUNTARILY CONSENTS TO THIS WAIVER.

18. Covenants of Seller. Seller covenants and agrees that from and after the execution of this Agreement and until the Closing Date:

         (a) Seller will not sell, transfer, assign, convey or otherwise dispose of any Interests other than personal property and equipment which is of a nature which is disposed of, from time to time, in the ordinary course of business which is replaced with property and equipment of comparable or better value and utility in the ordinary and routine maintenance and operation of the Interests;

         (b) Seller will not create or knowingly permit the creation of any Lien on any Interest other than a Permitted Encumbrance reflected in Sections 4(a)(ii)(B), 4(a)(ii)(D) (other than Liens granted to or created in favor of Seller or any of its Affiliates), 4(a)(ii)(E), 4(a)(ii)(F), or 4(a)(ii)(G) hereof;

         (c) If Seller becomes aware of (i) any major event or development which reasonably may materially and adversely affect any of the Interests or the Business or impede the transaction contemplated by this Agreement, or (ii) any suit, action or other proceeding before any court or governmental agency which relates to the Interests or which might result in impairment or loss of Seller's title to any of the Interests or the value thereof, or which might hinder or impede the operation of the Interests, it will give prompt written notice to Buyer; and

         (d)      Seller agrees to:

                  (i) cause the Interests to be maintained and operated in the ordinary course of business in accordance with the past operating and maintenance practices of Seller, including regular scheduled maintenance plans and capital expenditures, and pay or cause to be paid all costs and expenses in connection therewith;

                  (ii) carry on its business with respect to the Interests in substantially the same manner as it has heretofore, not introducing any new method of management, operation or accounting with respect to the Interests; and

                  (iii) use reasonable efforts to preserve the business involving the Interests intact, to keep available the services of the employees involved in the conduct of business involving the Interests and to preserve the goodwill of customers having business relations with Seller relating to the Interests, in all material respects.

         (e) Seller will not, without the consent of Buyer which will not be unreasonably withheld, attempt to renegotiate any amounts paid by or payable to Seller under any of the Material Contracts.

         (f) As soon as possible after execution of this Agreement, Seller will promptly cooperate with Pricewaterhouse Coopers ("PWC") to enable PWC to provide to Buyer the following financial information for the Business: (1) a balance sheet as of December 31, 2001 and income and cash flow statements for the twelve month period then ended, audited at Buyer's expense by PWC with an unqualified opinion from PWC on such audited statements (collectively, the "Audited Statements"); (2) unaudited income statements for each of the three month periods ended March 31, June 30 and September 30, 2001 and March 31, 2002 (collectively, the "Unaudited Statements"). Seller agrees to use reasonable efforts to facilitate the preparation of such financial statements prior to Closing which fairly present the results of operations of the Business for the referenced periods. In addition to the above audit fees, Buyer would pay to Seller an amount not to exceed $50,000 for the reimbursement of incremental costs (e.g., overtime and consulting fees) incurred by Seller in connection with the preparation of the Audited Statements and the Unaudited Statements to the extent all of such statements are delivered to Buyer no later than June 14, 2002.

19.      Casualty Loss.

         (a) As used herein, the term "Casualty Loss" shall mean, with respect to all or any portion of the Interests, any destruction by fire, storm or other casualty, or any condemnation or taking or threatened condemnation or taking, of all or any portion of the Interests from and after the date of the execution of this Agreement and until the Closing Date. Seller shall promptly notify Buyer of any Casualty Loss of which Seller becomes aware. If a Casualty Loss occurs that would reasonably be expected to have a material adverse effect on the Business, Seller will have the right to attempt to cure such Casualty Loss prior to Closing and to extend the Closing Date for up to 45 days for such purpose. If Seller refuses or is unable to cure such Casualty Loss prior to the Closing or to reduce the Purchase Price by the amount as agreed to by Buyer and Seller, Buyer may terminate this Agreement by providing to Seller 15 days written notice.

         (b) Except as provided in subsection (a) above, if any Casualty Loss occurs prior to Closing to any of the Interests and such Casualty Loss may be repaired prior to Closing and, when repaired, the value of such Interests shall not be materially diminished, then Seller may repair such Casualty Loss prior to Closing at Seller's cost and shall immediately notify Buyer of such election. If a Casualty Loss occurs prior to Closing, Buyer does not elect to terminate this Agreement pursuant to subsection (a) above and the Purchase Price is not reduced under subsection (a) above, and such repair is not completed by Seller prior to Closing, then Buyer may elect to (i) reduce the Base Purchase Price by an amount estimated by Seller and agreed to by Buyer to be equal to the repair costs of the Casualty Loss; provided that, if the Parties cannot agree, then either Party may submit the determination of the repair costs of the Casualty Loss to arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association, and the repair costs as determined pursuant to such arbitration shall be the repair costs of the Casualty Loss for purposes of this clause (i), or (ii) accept the Interests with the Casualty Loss with no adjustment to the Base Purchase Price, but with Buyer being entitled to receive as Buyer's sole property all insurance proceeds, condemnation or taking proceeds, and other proceeds or recoveries on account of such Casualty Loss. Notwithstanding the foregoing, if the Casualty Loss is in excess of $5,000,000 then Seller may elect to terminate this Agreement upon 15 days written notice to Buyer.

20.      Post-Closing Consents and Required Consents.

         (a) "Post-Closing Consents" means any consent, approval or permit of, or filing with or notice to, any third party that is customarily obtained or made after closing in connection with transactions similar in nature to the transactions contemplated hereby.

         (b) "Required Consent" shall mean any rights to consent to an assignment or transfer of an Interest (other than Post-Closing Consents) where the failure to receive such consent could materially and adversely affect, prevent or interfere with the ownership, operation, value or use of any Interest and the Business or cause Buyer to suffer or incur any material loss or damage, due consideration being given to whether same is usual and customarily acceptable to reasonable and prudent persons engaged in the business of ownership and operation of gathering systems with knowledge of all of the facts and appreciation of their legal significance. Seller shall promptly give notices to all third parties holding any Required Consents known to Seller or identified to Seller by Buyer prior to Closing. Seller shall use all reasonable efforts, but without obligation to incur any unreasonable cost or expense, to obtain such Required Consents. Unless waived in writing by Buyer, if a Required Consent with respect to an Interest is not obtained prior to Closing unless Seller (without infringing upon the legal rights of any third party or outside party or violating any law, rule, regulation or permit) shall provide to Buyer an alternative arrangement which provides to Buyer the equivalent benefits of such nonassigned Interest (at no additional cost to Buyer other than the assumption with respect to such period of any related liability and the performance and compliance by Buyer with the terms of such Interest), then (x) the purchase price shall be reduced prior to the Closing by the mutually agreed reduction in the value of the Val Verde System resulting from the loss of the affected Interest, and such Interest shall be excluded from the purchase and sale under this Agreement, or (y) Buyer may terminate this Agreement if the Parties are unable to agree to a mutually acceptable purchase price reduction pursuant (x) and the failure to obtain such Required Consent would have an Adverse Title Effect. Any Required Consent waived in writing by Buyer shall be deemed a Permitted Encumbrance.

         (c) "Adverse Title Effect" with respect to an Interest shall mean that the failure to obtain a Required Consent with respect to such Interest will materially and adversely affect, prevent or interfere with the operation, value or use of the Business or cause Buyer to suffer or incur a material loss or damage.

         (d) If any Required Consent exists with respect to any of the Interests, then until such Required Consent is obtained and such Interest is assigned by Seller to Buyer:

                  (i) Seller agrees to use its commercially reasonable efforts (without infringing upon the legal rights of any third party or outside party or violating any law, rule, regulation or permit) to provide Buyer with the equivalent assets or benefits of such retained Interest by subcontract or otherwise, at no additional cost to Buyer (other than the assumption with respect to such period of any related liability and the performance and compliance by Buyer with the terms of such permit, license, easement, contract or other property) effective as of the Closing Date; and

                  (ii) Buyer agrees (without infringing upon the legal rights of such third party or outside party or violating any law, rule, regulation or permit) to bear with respect to such period the economic burden of any related liability and of the performance and compliance with the terms of the permit, license, easement, contract or other property subject to the Required Consent, at no additional cost to Seller, effective as of the Closing Date to the same extent as Buyer would have borne such liability and other obligations if such Required Consent had been obtained and such retained Interest had been assigned by Seller to Buyer effective as of the Closing Date.

                  Seller agrees (without infringing upon the legal rights of such third party or outside party or violating any law, rule, regulation or permit) to exercise its rights with respect to such retained Interest at the direction and/or for the benefit of Buyer. Notwithstanding the foregoing, nothing in this subsection (d) or subsection (e) below shall require or obligate Seller or Buyer to purchase or pay consideration to acquire any new or additional permit, license, easement, contract or other property right or interest.

         (e) Any failure of Seller to obtain a Required Consent shall be handled exclusively under this Section 20 and will not be treated as a Title Defect under Article 4 or a breach of any other sections of this Agreement.

         (f) Without waiving any of the Parties' rights hereunder, this Agreement shall not operate as an assignment by Seller to Buyer of any contract, permit, franchise, claim or asset included in the Interests that is by its valid and enforceable terms or by law nonassignable, without the consent of any other party or parties to such Interest or a Governmental Entity, unless such consent or approval shall have been given

21. Closing. Subject to the terms and conditions of this Agreement, the Closing shall occur effective at 11:59 p.m. (New Mexico Time) on June 30, 2002 at the offices of Seller at 5051 Westheimer, Suite 1400, Houston, Texas, or at such other time and place as Seller and Buyer may mutually agree in writing (the "Closing" or the "Closing Date"). If all conditions to Closing have been satisfied or waived, a pre-closing will occur on June 28, 2002 at which time all Transaction Agreements and other closing documents will be executed and deposited into escrow with Vinson & Elkins L.L.P. ("Vinson & Elkins") and the Purchase Price, reduced by 3 days of interest at 4% per annum if the Purchase Price is wired by Buyer to Seller prior to 12:00 p.m. (Houston, Texas Time) on June 28, 2002 (and 2 days of interest if the Purchase Price is wired by Buyer to Seller after 12:00 p.m. Eastern time on June 28, 2002 unless the delay results from the activities of Seller), will be paid to Seller. The closing documents will be released by Vinson & Elkins to Buyer and Seller, respectively, on July 1, 2002 provided that no "termination event" as defined in the escrow agreement among Vinson & Elkins, Buyer and Seller has occurred. If a "termination event" as defined in the escrow agreement among Vinson & Elkins, Buyer and Seller has occurred, then Vinson & Elkins will promptly destroy the closing documents and within one Business Day thereafter Seller will wire back to Buyer in immediately available funds the amount wired by Buyer in connection with the Pre-Closing.

22.      Transactions at Closing.

         (a) Buyer, BROG and Burlington Resources Trading Inc. shall enter into a Gas Gathering and Treating Agreement dated as of the Closing Date (the "Gas Gathering and Treating Agreement"), in substantially the form attached as Exhibit "B";

         (b) Buyer and Seller shall execute and deliver a Transition Services Agreement in substantially the form attached as Exhibit "M";

         (c) Seller shall execute, acknowledge, and deliver to Buyer instruments of conveyance in the form as set forth on the Special Warranty Deed with respect to the Plant Site in substantially the form attached as Exhibit "E", the Special Warranty Deed with respect to the other real property tract(s) in substantially the form attached as Exhibit "F", an Assignment of Rights-of-Way in substantially the form attached as Exhibit "G", the Assignment and Bill of Sale with respect to personalty included in the Interests in substantially the form attached as Exhibit "H", and such other instruments of conveyance as may be reasonably required to convey the Interests to Buyer;

         (d) Seller shall deliver to Buyer the Records within ten days after the Closing Date but Seller shall be authorized to keep a copy of the Records;

         (e)      Seller shall deliver to Buyer the certificate referenced in
                  Section 6(c) hereof;

         (f)      Seller shall deliver to Buyer the legal opinions referenced in
                  Section 6(d) hereof;

         (g)      Buyer shall deliver to Seller the certificate referenced in
                  Section 5(c) hereof;

         (h)      Buyer shall deliver to Seller the legal opinion referenced in
                  Section 5(d) hereof;

         (i) Seller and Buyer (or Buyer's Affiliate) shall execute and deliver the Employee Matters Agreement in substantially the form attached as Exhibit "I";

         (j) Buyer and BROG shall enter into a Joint Use and Occupancy Agreement dated as of the Closing Date, in substantially the form attached as Exhibit "A";

         (k) BROG shall execute and deliver to Buyer the BROG Guaranty in substantially the form attached as Exhibit "J";

         (l) Buyer and Seller shall enter into a Memorandum of Gas Gathering and Treating Agreement dated as of the Closing Date, in substantially the form attached as Exhibit "K";

         (m) Buyer and BROG shall enter into a Memorandum of Joint Use and Occupancy Agreement dated as of the Closing Date, in substantially the form attached as Exhibit "L";

         (n) Buyer and BROG shall have entered into a Water Disposal Agreement in substantially the form attached as Exhibit "N";

         (o) Buyer shall deliver to Seller cash by wire transfer in the amount of the Base Purchase Price (less any agreed adjustments and any amount required to be paid by Seller to Buyer in the Employee Matters Agreement) to the following account:

                  Bank:                     Mellon Bank, Pittsburgh, PA.

                  ABA/Routing Number:       043-000-261

                  Account:                  104-9050

                  For Credit To:            Burlington Resources Services Inc.

         (p) Buyer and BROG shall enter into a Cathodic Protection Agreement in substantially the form attached as Exhibit "P"; and

         (q) Buyer and Seller, if requested by Seller, shall enter into a Memorandum of Right of First Refusal in substantially the form attached as Exhibit "Q".

         (r) Buyer and Seller shall enter into a Volume Deficiency Agreement in substantially the form attached as Exhibit "R".

         (s) Buyer and Seller shall enter into a Put Agreement in substantially the form attached as Exhibit "S".

23. Further Assurances. Seller and Buyer shall execute, acknowledge, and deliver as appropriate (i) separate transfer documents for individual assets as may be reasonably required given the nature of an individual asset and (ii) separate transfer documents of assets on approved forms as may be necessary to satisfy applicable statutory and regulatory requirements. All such separate transfer documents, if any, shall be subject to the provisions of this Agreement. Incidental and subsequent to Closing, each of the Parties shall execute, acknowledge, and deliver to the other such further instruments, and take such other actions as may be reasonably necessary to carry out the provisions of this Agreement.

24. Proration of Taxes. All ad valorem Taxes, real property Taxes, and similar obligations attributable to the Interests with respect to the tax period in which the Effective Time occurs (the "current tax period") shall be apportioned between Seller and Buyer as of the Effective Time with Seller being obligated to pay a proportionate share of the actual amount of such Taxes for the current tax period determined by multiplying such actual Taxes by a fraction, the numerator of which is the number of days in the current tax period prior to the Effective Time and the denominator of which is the total number of days in the current tax period. An estimate of Seller's share of such actual Taxes for the current tax period shall be based on the immediately preceding tax period assessment, and the Base Purchase Price paid at Closing shall be reduced by the amount of such estimated Taxes owed by Seller for that portion of the current tax period prior to the Effective Time. When the actual amount of any such Taxes for the current tax period is known, Buyer shall promptly advise Seller of the proportionate share of such actual Taxes for which Seller is obligated. If the estimate of Seller's share of such actual Taxes made pursuant to this Section was less than Seller's share of such actual Taxes, Seller shall pay Buyer such deficiency within 10 days of receipt of such notice, and if such estimate was more than Seller's share of such actual Taxes, Buyer will refund such excess to Seller at the time such notice is given. Except for the ad valorem Taxes, real property Taxes, and similar obligations for the current tax period which are prorated between Buyer and Seller pursuant to this Section, (i) Seller shall be obligated for, and shall indemnify Buyer and its Affiliates from and against, all other Taxes relating to the ownership of the Interests or conduct of the Business which are attributable to the period prior to the Effective Time, all Claims with respect to such other Taxes, and all Claims with respect to Seller's share of Taxes for the current tax period and (ii) Buyer shall be obligated for, and shall indemnify Seller and its Affiliates from and against, all other Taxes relating to the ownership of the Interests or conduct of the Business which are attributable to the period forward after the Effective Time, all Claims with respect to such other Taxes and all Claims with respect to Buyer's share of Taxes for the current tax period. Except as specifically provided in this Section 24 or in
         Section 27, Buyer is not assuming responsibility for any Taxes for which Seller or any of its Affiliates are liable and, subject to that exception, (i) Seller shall defend, indemnify and hold harmless Buyer from and against all Taxes for which Seller is liable and (ii) Buyer shall defend, indemnify and hold harmless Seller from and against all Taxes for which Buyer is liable.

25. Credits and Receipts. Subject to the terms hereof (including the indemnification provisions hereof), all monies, proceeds, receipts, credits and income attributable to the Interests (as determined in accordance with GAAP) (i) for all periods of time from and after the Effective Time, shall be the sole property and entitlement of Buyer, and, to the extent received by Seller or one of its Affiliates, shall be promptly accounted for and transmitted to Buyer and (ii) for all periods of time prior to the Effective Time, shall be the sole property and entitlement of Seller and, to the extent received by Buyer, shall be promptly accounted for and transmitted to Seller. After Closing, regardless of when and by whom the actual invoice or demand for payment is received, (a) Seller shall pay and be responsible for all accounts payable or overhead or administrative costs incurred in the ordinary course of business with respect to the Interests or the Business and attributable to any period of time before the Effective Time and (b) Buyer shall pay and be responsible for all accounts payable or overhead or administrative costs incurred in the ordinary course of business with respect to the Interests or the Business and attributable to any period of time after the Effective Time. Seller shall pay and be responsible for the amounts for which Seller is responsible under Sections 4(a)(ii)(B) and 4(a)(ii)(F).

26. Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, or to the extent receipt is confirmed by the Party charged with notice, sent by documented overnight delivery service, by United States mail, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to Seller or Buyer shall be addressed to:

         SELLER                                                      BUYER
         ------                                                      -----
         Burlington Resources Gathering Inc.                         TEPPCO Partners, L.P.
         5051 Westheimer                                             2929 Allen Parkway
         Suite 1400                                                  Houston, Texas  77019
         Houston, Texas  77056-2124                                  Attn:  President
         Attn:  Scott Kirk                                           Phone: 713-759-3600
         Fax:   713-624-9627                                         Fax:   713-759-3957

         Burlington Resources Oil & Gas Company LP                   With copy to:
         5051 Westheimer
         Suite 1400                                                  TEPPCO Partners, L.P.
         Houston, Texas 77056-2124                                   2925 Allen Parkway
         Attn:  Sally McDonald                                       Houston, Texas 77019
         Fax:   713-624-9640                                         Attn:  General Counsel
                                                                     Phone: 713-759-3968
                                                                     Fax:   713-759-3645

27. Transfer Taxes. Seller and Buyer believe that this purchase and sale of the Interests constitutes an isolated or occasional sale and is not subject to sales Tax; provided, however, if any sales, transfers, use Taxes or other similar Taxes are due or should hereafter become due (including penalty and interest thereon) by reason of this transaction, Buyer shall timely pay and solely bear all such Taxes.

28. Recording Documents. Buyer shall pay all documentary, filing, and recording fees incurred in connection with the filing and recording of the instruments of conveyance. As soon as practicable after Closing, Buyer shall provide Seller with recorded copies of all documents conveying the Interests to Buyer.

29. Announcements. Seller and Buyer shall consult with each other prior to the release of any press releases and other announcements concerning this Agreement or the transactions contemplated hereby. Nothing herein shall prohibit a Party from making a press release or other announcement if required by applicable law or the rules or regulations of a stock exchange; however, the Party required to make the announcement agrees to use reasonable efforts to consult with the other Party in connection with such release or filing. Any press release or other announcement shall be at a time and in a form reasonably acceptable to Seller and Buyer.

30. Survival of Representations, Warranties and Covenants. Except as otherwise provided herein, all covenants of the Parties to the extent not fully performed or waived prior to Closing shall survive the Closing; except to the extent their survival is expressly limited by another provision of this Agreement, including Section 10(b) above. All representations and warranties of the Parties (except for the representation and warranty of Seller in Section 7(w)) shall survive the Closing subject to the limitations set forth in Section 10(b) and except that Section 8 (other than subsection (b), (c) and (h) thereof) shall survive Closing until two years after Closing. The representation and warranty of Seller in Section 7(w) shall not survive the Closing and shall have no force and effect following the Closing; provided, that in the event that breaches of Section

         7(w) at Closing represent Environmental Liabilities in excess of $5,000,000, in the aggregate, then Buyer can terminate this Agreement by written notice to Seller.

31. Reliance. Prior to executing and closing this Agreement, Buyer has been afforded an opportunity to (i) examine the Interests and such materials as it has requested to be provided to it by Seller, (ii) to discuss with representatives of Seller such materials and the nature and operation of the Interests and (iii) to investigate the condition of the Interests. In entering into and closing this Agreement, Buyer has relied solely on the express representations and covenants of Seller in this Agreement and the instruments of conveyance, its independent investigation of, and judgment with respect to, the Interests, and the advice of its own legal, tax, economic, environmental, engineering, pipeline and treating plant advisors, and not on any comments or statements of Seller or any representatives or agents of, or consultants or advisors engaged by, Seller.

32. Dispute Resolution. The Parties shall attempt to promptly resolve any controversy or claim between the Parties hereto arising out of or relating to this Agreement or any related agreements, transactions, or instruments. If any controversy or claim should arise, the Parties shall meet and attempt to resolve the matter by negotiation. Such negotiation shall be held between officers of both Parties, each having the authority to settle the controversy or claim. If any such controversy or claim is not resolved by negotiation, the Parties will attempt to negotiate an agreement for alternate method resolution (such as mediation) before initiating an action for judicial relief.

33. Failure to Close. Subject to the other provisions of this Section, if all of the conditions to Closing set forth in Sections 5, 6 and 35 hereof have not been satisfied or waived by the respective Parties on or before August 31, 2002 (or such later date as this Agreement may be extended by Buyer or Seller pursuant to the express terms hereof, or as hereafter may be mutually agreed upon by the Parties in writing), this Agreement shall terminate automatically, and no Party hereto shall have any further obligations or any liability to the other Party pursuant to this Agreement; provided, however, that nothing herein shall relieve any Party from liability for the willful failure to satisfy any conditions to Closing required to be satisfied by it. Upon any termination of this Agreement, Seller shall be free immediately to enjoy all rights of ownership of the Interests and to sell, transfer, encumber or otherwise dispose of the Interests to any Person without any restriction under this Agreement.

34. Use of Seller Names. Buyer agrees that, as soon as practicable after Closing (and in any event within 120 days), it will remove or cause to be removed the names and marks Burlington Resources, Meridian Oil, El Paso Production, or Southland Royalty where and if they exist, and all variations and derivatives thereof and logos relating thereto from the Interests and will not thereafter make any use whatsoever of such names, marks, and logos.

35.      Regulatory Filings; Hart-Scott-Rodino Filing.

         (a) Buyer and Seller will take all commercially reasonable actions necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with, and to give all notices to, Governmental Entities required to accomplish the transactions contemplated by this Agreement.

         (b) This Agreement is subject in all respects to and conditioned upon compliance by the Parties with the HSR Act, to the extent that the HSR Act is applicable to the transactions contemplated by this Agreement. The Parties shall make such filings on or prior to May 24, 2002 and provide such information to the Federal Trade Commission ("FTC") and their attorneys as is required in connection with the HSR Act as soon as practicable after a request therefor. In no event will Buyer or any Affiliate of Buyer be obligated to divest any assets in connection with obtaining any waiver or approval under the HSR Act.

         (c) Notwithstanding any provision herein to the contrary, each of the Parties will (i) use reasonable efforts to comply as expeditiously as possible with all lawful requests of government entities for additional information and documents pursuant to the HSR Act, (ii) not (A) extend any waiting period under the HSR Act or (B) enter into any voluntary agreement with any Governmental Entity not to consummate the transactions contemplated by this Agreement, except with the prior consent of the other Party, and (iii) cooperate with each other and use reasonable efforts to obtain the requisite approval of the FTC and Justice Department, including without limitation (A) the execution, delivery and performance by the appropriate entity of such divestiture agreements or other actions, as the case may be, as may be reasonably necessary to secure the expiration or termination of the applicable waiting periods under the HSR Act, (B) the removal, dissolution, stay or dismissal of any temporary restraining order, preliminary injunction or other judicial or administrative order which prevents the consummation of the transactions contemplated hereby or requires as a condition thereto that all or any part of the Business be held separate or (C) the pursuit of necessary litigation or administrative proceedings (including, if necessary, participation in proceedings through the trial court level).

         (d) Each Party will be responsible for paying its respective filing fees required with respect to any filing under the HSR Act.

36. Preservation of Records. For a period of seven (7) years after the Closing Date, the Party in possession of the originals of the Records will retain such Records and will make such Records available to the other Party upon reasonable notice for inspection and/or copying, at the expense of the requesting Party, at the headquarters of the Party in possession (or at such other location in the United States as the Party in possession may designate in writing to the other Party) at reasonable times and during regular office hours. Neither Party shall have any liability to the other Party for the inadvertent destruction by mistake or oversight of any Records required to be preserved pursuant to this Section. If Buyer, at any time, proposes to transfer the Interests directly or indirectly, to a third party, then Buyer will provide notice of such proposal to Seller and permit Seller a reasonable opportunity to make copies of the Records.

37. Right of First Refusal. Buyer shall not sell, transfer, assign, exchange, voluntarily surrender or otherwise dispose of the Val Verde System or any part thereof to any Person, other than a Permitted Transferee, except after strict compliance with the terms hereof (any such disposition being herein referred to as a "Subject Transfer"). For the purposes hereof, a Subject Transfer shall (i) include any sale or transfer to any Person, whether by merger, business combination, transfer of securities or otherwise or any sale or transfer of any entity all or substantially all of whose assets consist of the Val Verde System; and (ii) exclude any sale, transfer, assignment, exchange, abandonment, surrender or other disposition in the ordinary course of business of any real property, personal property, contracts, well ties, equipment, materials and supplies not constituting a material part of the Val Verde System. Any assignee of the Interests or any part thereof (except for the exclusions specified above or as may otherwise be agreed by Seller in writing) shall receive the Interests subject to this continuing right of first refusal and shall be required to enter into and deliver to Seller a letter acknowledging the agreement of such assignee that the Interests will remain subject to this right of first refusal following such assignment. In the event that Buyer plans to pursue a Subject Transfer it will provide written notice to Seller of such intentions at least 30 days prior to accepting any Subject Transfer proposal. Furthermore, at least 10 days prior to consummating a Subject Transfer, Buyer shall deliver to Seller a notice (a "Transfer Notice") containing full information concerning the Subject Transfer that it proposes to make, including the purchase price and all other material terms on which Buyer proposes to make the Subject Transfer. Seller shall have a period of ten days after receipt of the Transfer Notice from Buyer to exercise its option to purchase on the same terms and conditions. If Seller does not timely elect to exercise its option to purchase on the terms and conditions set forth in said Transfer Notice in accordance with the foregoing, then, Buyer may make a Subject Transfer for the same or a higher purchase price and, in all material respects, on the same or clearly better terms than were specified in such Transfer Notice at any time within three months (as may be extended by any delay in obtaining regulatory approvals but not beyond an additional three months) after the expiration of Seller's 10-day option period, but any later sale or any sale for a different purchase price or on different terms than permitted above must again be offered to Seller in accordance with the above terms of this Section. Copies of all agreements and other documentation evidencing any Subject Transfer to any Person other than Seller must be furnished to Seller no later than 15 Business Days after the date such Subject Transfer is completed. A Permitted Transferee shall be Duke Energy Field Services, LLC or its direct or indirect subsidiaries, Texas Eastern Products Pipeline Company, LLC or its direct or indirect subsidiaries, and TEPPCO Partners, L.P. or its direct or indirect subsidiaries.

38. Supplements to Disclosure Schedules. If, to Seller's knowledge, after the date hereof and prior to Closing any event occurs or condition changes that causes any of their representations or warranties in this Agreement to be inaccurate, Seller will promptly notify Buyer thereof in writing. Such supplement and disclosure shall not be deemed to be a part of Seller's Disclosure Schedule for purposes of determining if the conditions to Closing have been satisfied but shall be deemed to be included in Seller Disclosure Schedule if Closing shall occur; provided, however, that such supplement and disclosure shall not be deemed to be a part of Seller's Disclosure Schedule if such event or change (i) arises from a breach by Seller of any of its covenants under this Agreement, (ii) has a material adverse effect on the Business or the Interests, or (iii) constitutes a matter which a reasonable and prudent similarly situated pipeline operator would not have accepted had it known about the same at the time of execution of this Agreement.

39. Buyer's Post-Closing Covenant. Buyer agrees that it shall not, and shall not permit any of its Affiliates to conduct any invasive environmental site assessments (other than for those areas or conditions identified in Schedule O) for two years following the Closing, the effect of which would reasonably be expected to impose any additional material obligation on Seller under Schedule 14(e) to the Seller Disclosure Schedule, unless conducting such site assessment would be in the ordinary course of business of Buyer or its Affiliates pursuant to Buyer's adopted operating policies applicable generally to the Val Verde System and to other similar assets owned by Buyer or its Affiliates as opposed to a policy directed primarily at the Val Verde System or any part thereof or consistent with good industry practice.

40.      Miscellaneous

         (a) Capitalized terms as used in this Agreement shall have the meanings prescribed in Annex A attached hereto and incorporated by reference.

         (b) This Agreement may be executed by Buyer and Seller in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument.

         (c)      Time is of the essence in this Agreement.

         (d) Any of the terms, provisions, covenants, representations, warranties or conditions hereof may be waived only by a written instrument executed by the Party waiving compliance. The failure of any Party at any time or times to require performance of any provisions hereof shall in no manner affect such Party's right to enforce the same. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         (e) This instrument states the entire agreement and supersedes all prior agreements (except the Confidentiality Agreement) between the Parties concerning the subject matter hereof. This Agreement may be supplemented, altered, amended, modified or revoked by writing only, signed by both Parties.

         (f) This Agreement and the rights and obligations of the Parties hereto shall be governed, construed, and enforced in accordance with the laws of the State of Texas, except as the laws of any other jurisdiction mandatorily apply. The Parties agree that any litigation relating directly or indirectly to this Agreement must be brought before and determined by a court of competent jurisdiction within Harris County, Texas.

         (g) This Agreement is not intended to confer upon any person not a Party hereto any rights or remedies hereunder, and no person, other than the Parties hereto, is entitled to rely on any representation, covenant, or agreement contained herein. The Seller Parties and the Buyer Parties are not third party beneficiaries of this Agreement. Any claim on behalf of a Seller Party for indemnification under this Agreement can only be made and administered by Seller and any claim on behalf of a Buyer Party for indemnification under this Agreement can only be made and administered by Buyer.

         (h) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         (i) All the terms, provisions, covenants, representations, and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors; provided, however, this Agreement or any portion thereof and the rights and obligations hereunder shall not be assignable or delegable by any Party, without the express prior written consent of the non-assigning or non-delegating Party; provided, however, Buyer may, without consent, make any such assignment or delegation to any Permitted Transferee. All assignments permitted or consented to hereunder (i) shall be, and by their terms shall expressly provide that they are, subject to the rights of the other Party under this Agreement, (ii) shall require that the assignee agree to be bound by and perform all obligations of the assigning Party hereunder with respect to the interest so assigned, and (iii) shall not release the assigning Party or its predecessor Parties in interest under this Agreement from their obligations under this Agreement.

         (j) Should either Party default in the performance of this Agreement, the other Party shall be entitled to enforce specific performance of this Agreement, or exercise any other right or remedy it may have at law or in equity by reason of such default.

         (k) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notices required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date for such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

         (l) Unless the context requires otherwise: (i) the gender (or lack of gender) of all words used in this Agreement includes the masculine and feminine; (ii) references to Articles and Sections refer to Articles and Sections of this Agreement;
                  (iii) references to Attachments, Schedules or Exhibits refer to the Attachments, Schedules and Exhibits attached to this Agreement, each of which is made a part hereof for all purposes; (iv) the word "including" and any derivatives thereof means "including, without limitation," and (v) the word "day" means any calendar day.

         (m) IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE TO ANY OTHER PARTY HERETO FOR ANY SPECIAL, PUNITIVE, CONSEQUENTIAL, INCIDENTAL OR EXEMPLARY DAMAGES (IN TORT, CONTRACT OR OTHERWISE) OF SUCH PARTY UNDER OR IN RESPECT OF THIS AGREEMENT OR FOR ANY FAILURE OF PERFORMANCE RELATED HERETO HOWSOEVER CAUSED, WHETHER OR NOT ARISING FROM SUCH PARTY'S SOLE, JOINT OR CONCURRENT NEGLIGENCE, GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR BAD FAITH. This Section shall not prevent a Party's indemnification obligations under this Agreement from including consequential, special, incidental, exemplary or punitive damages to the extent (i) the injuries or losses resulting or giving rise to such damages are incurred or suffered by a third party who is not an Affiliate of a Party and (ii) such damages are recovered by a third party who is not an Affiliate of a Party against a Person indemnified under this Agreement.

         (n) Each Party shall bear its respective costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated herewith.

         (o) The indemnification provisions of this Agreement shall be the sole and exclusive remedy of each Party (including Seller Parties and Buyer Parties) after the Closing (i) for any breach of a Party's representations and warranties contained in this Agreement or (ii) otherwise with respect to this Agreement and the transactions contemplated hereby, excluding the Transaction Agreements and the transactions contemplated thereby.

         (p) If, at any time following the Closing, Buyer determines that any Person who might have entered into a confidentiality agreement with Seller in connection with the sale of the Val Verde System may be releasing or utilizing in the conduct of its or its Affiliate's business confidential and proprietary information pertaining to the Business in violation of such confidentiality agreement, Buyer may notify Seller and Seller will either assign the applicable confidentiality agreement to Buyer or enforce Seller's right to require such Person to maintain the confidentiality of such information under such confidentiality agreement.

(q) Unless otherwise herein stated or provided in a Transaction Agreement, each Transaction Agreement shall be an independent and separate obligation of the parties thereto and the rights and obligations of such parties under the Transaction Agreements will not be subject to the provisions of this Agreement, including the limitations in Sections 10 and 11 hereof.

EXECUTED as of the date first above mentioned.

                                     SELLER

                                     BURLINGTON RESOURCES GATHERING INC.

                                     By: /s/  FREDERICK J. PLAEGER, II
                                         ---------------------------------------

                                     Name:  Frederick J. Plaeger, II
                                            ------------------------------------

                                     Title:  Vice President
                                             -----------------------------------


                                     BUYER

                                     TEPPCO PARTNERS, L.P.
                                     By:  Texas Eastern Products Pipeline
                                          Company, LLC, its general partner

                                     By:  /s/  JOHN N. GOODPASTURE
                                          --------------------------------------

                                     Name:  John N. Goodpasture
                                            ------------------------------------

                                     Title:  Vice President
                                             -----------------------------------

                                     ANNEX A

                              DEFINITIONS AND TERMS

         Capitalized terms used in the Agreement shall have the meanings prescribed below or the meanings as prescribed in other parts of this Agreement where such capitalized terms are defined:

         "Adverse Title Effect" has the meaning specified in Section 20(c).

         "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such Person. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, by contract or otherwise.

         "Agreement" means this Purchase and Sale Agreement, as the same may be amended or supplemented from time to time.

         "Baseline Policy" has the meaning specified in Section 14(a).

         "Base Purchase Price" has the meaning specified in Section 2(b).

         "Business" means the business of owning, operating and using, the Val Verde System and the Interests.

         "Business Day" means any day other than a Saturday, a Sunday or a legal holiday on which banks in Houston, Texas are authorized or obligated by law to close.

         "Buyer" has the meaning specified in the introductory paragraph of this Agreement.

         "Buyer Indemnitees" has the meaning specified in Section 10(c).

         "Buyer Parties" has the meaning specified in Section 10(a).

         "Buyer's knowledge" and "known to Buyer" have the meaning specified in
Section 8.

         "Casualty Loss" has the meaning specified in Section 19(a).

         "Cathodic Protection Agreement" has the meaning specified in Section 22(q).

         "Civil Fines and Penalties" means civil fines and penalties asserted or imposed against Seller Parties or Buyer Parties by any Governmental Entity which relate to or are attributable to any Environmental Defect.

         "Claims" shall mean any and all claims, losses, damages, costs, expenses, fines, suits, causes of action or judgments of any kind or character or requirements, obligations or directives embodied in any Environmental Laws that mandate and require prompt remedial action at the present time, with respect to any and all liabilities and obligations or alleged or threatened liabilities and obligations, including, but not limited to, any interest, penalty, and any attorneys' fees and other costs and expenses incurred in connection with investigating or defending any claims or actions, whether or not resulting in any liability.

         "Closing" means the closing of the transactions provided for in this Agreement.

         "Closing Date" means the date on which the Closing occurs.

         "Code" means the United States Internal Revenue Code of 1986, as amended.

         "Colorado Segment Assets" has the meaning specified in Section 1(a).

         "Confidentiality Agreement" means the Confidentiality Agreement, dated March 1, 2002, between Seller and Duke Energy Field Services, LLC.

         "Cost Effective Remedy" means the most cost effective remedy available that meets the requirements of applicable Environmental Law and is consistent with reasonable operating practices of a prudent pipeline operator similarly situated.

         "Criminal Fines and Penalties" means criminal fines and penalties asserted and imposed against Seller Parties or Buyer Parties by any Governmental Entity which relate to or are attributable to any Environmental Defect.

         "current tax period" has the meaning specified in Section 24.

         "Defensible Title" has the meaning specified in Section 4(a)(i).

         "Effective Time" has the meaning specified in Section 2(a).

         "Employee Benefit Plan" shall mean (1) any employee welfare benefit plan or employee pension benefit plan as defined in sections 3(1) and 3(2) of ERISA, including, but not limited to, a plan that provides retirement income or results in deferrals of income by employees for periods extending to their terminations of employment or beyond, and a plan that provides medical, surgical or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment and (2) any other material employee benefit agreement or arrangement that is not an ERISA plan, including without limitation, any deferred compensation plan, incentive plan, bonus plan or arrangement, stock option plan, stock purchase plan, stock award plan, golden parachute agreement, severance pay plan, dependent care plan, cafeteria plan, employee assistance program, scholarship program, retention incentive agreement, vacation policy, or other similar plan or agreement or arrangement that is maintained by Seller for the benefit of its current or former employees or directors or their beneficiaries, or with respect to which Seller may have any liability.

         "Employee Matters Agreement" has the meaning specified in Section
22(i).

         "Environmental Corrective Costs" has the meaning specified in Section 13(c).

         "Environmental Deductible" has the meaning specified in Section 13(f).

         "Environmental Defect" has the meaning specified in Section 13(a)(i).

         "Environmental Insurance" has the meaning specified in Section 14(b).

         "Environmental Law" has the meaning specified in Section 13(a)(ii).

         "Environmental Liabilities" shall mean any and all liabilities, responsibilities, claims, suits, losses, costs (including remedial, removal, response, abatement, clean-up, investigative, or monitoring costs and any other related costs and expenses), other causes of action, damages, settlements, expenses, charges, assessments, liens, penalties, fines, pre-judgment and post-judgment interest, attorneys' fees and other legal fees (a) pursuant to any agreement, order, notice, or responsibility, directive (including directives embodied in Environmental Laws) that mandate and require prompt remedial action at the present time, injunction, judgment, or similar documents (including settlements), arising out of or in connection with any Environmental Laws, or
(b) pursuant to any claim by a Governmental Entity or other person for personal injury or property damage to the extent arising out of any release of Hazardous Materials, damage to natural resources, remediation, or payment or reimbursement of response costs incurred or expended by the Governmental Entity or person pursuant to common law or statute.

         "Environmental Material Adverse Effect" has the meaning specified in
Section 7(w).

         "Environmental Threshold" has the meaning specified in Section 13(e).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean an entity that is required to be treated as a single employer together with Seller for certain employee benefit plan purposes under section 414 of the Code.

         "Existing Environmental Condition" has the meaning specified in Section 13(a)(iii).

         "Excluded Assets" has the meaning specified in Section 1.

         "FTC" has the meaning specified in Section 35(b).

         "GAAP" means the United States generally accepted accounting principles.

         "Gas Gathering and Treating Agreement" has the meaning specified in
Section 22(a).

         "Gathering System" has the meaning specified in Section 1(a).

         "Governmental Entity" shall mean any federal, state or local governmental entity, agency or authority.

         "Hazardous Materials" has the meaning specified in Section 13(a)(iv).

         "HSR Act" means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "Imbalance" has the meaning specified in Section 9.

         "Interests" has the meaning specified in Section 1.

         "Joint Use and Occupancy Agreement" has the meaning specified in
Section 1(b).

         "Joint Use ROW Agreements" has the meaning specified in Section 1(b).

         "Lien" means mortgages, deeds of trust, liens, pledges, security interests, leases, claims, options, charges, liabilities, obligations, agreements, privileges, liberties, restrictions and other encumbrances of any kind.

         "Material Contracts" has the meaning specified in Section 7(p).

         "Party" or "Parties" has the meaning specified in the introductory paragraph of this Agreement.

         "Permitted Encumbrances" has the meaning specified in Section 4(a)(ii).

         "Permitted Transferee" has the meaning specified in Section 37.

         "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or other entity or organization, including a Governmental Entity.

         "Personal Injury and Property Damage Claims" means Claims incurred or imposed as a result of a Third Party Claim or a claim by a Seller Party for (a) any personal injury, death or damage to person or property of a Third Party or a Seller Party (not including claims arising out of environmental matters including releases, discharges or migration of Hazardous Materials which are addressed exclusively in Sections 10, 13 and 14 of this Agreement) occurring prior to the Closing to the extent arising out of or attributable to the operation or use of the Interests or conduct of the Business by Seller or any of its Affiliates prior to the Closing, it being agreed that such injuries and damages, which are of a continuous or ongoing nature and extend over the Closing shall be apportioned on the basis of the respective portions of the injury or damage suffered before or after the Closing, with Pre-Closing Liabilities including only that portion of the injury or damage suffered or the liability accrued before the Closing; provided, however, that Pre-Closing Liabilities shall not in any event include (i) any Claim for any injury, death or damage to person or property of any Person, presently or hereafter employed in the operation of the Interests which arises out of and is attributable to such person's employment in the operation of the Interests after the Closing, (ii) any loss or lack of, or defect in, or encumbrance against title to any Interest,
(iii) any Claim resulting from Buyer's access to and inspection of the Interests prior to the Closing and (iv) any other Claim to the extent it arises from the actions of Buyer or its Affiliates.

         "Pipeline" has the meaning specified in Section 14(g).

         "Plant Facility" has the meaning specified in Section 1(a)(i).

         "Plant Site" means the 79 acre tract included in the Real Property and on which the Plant Facility is located.

         "Post-Closing Consents" has the meaning specified in Section 20(a).

         "Pre-Closing Environmental Defect" means an Environmental Defect for which Buyer provides timely and proper notice to Seller prior to the Closing pursuant to Article 13.

         "Punitive Damage Claims" means Claims by a Third Party or a Seller Party for punitive, exemplary or multiplied damages arising out of or resulting from any Seller Party's operation or use of the Interests or conduct of the Business prior to the Effective Time.

         "Qualified Environmental Claim" has the meaning specified in Section 13(e).

         "Qualified Title Defect Claims" has the meaning specified in Section 4(c)(iv).

         "Real Property" has the meaning specified in Section 1(a)(ii).

         "Records" has the meaning specified in Section 12(a).

         "Required Consent" has the meaning specified in Section 20(b).

         "ROW Agreements" has the meaning specified in Section 1(a)(ix).

         "ROW Property" has the meaning specified in Section 1(b)(i).

         "Scheduled Disposal Sites" has the meaning specified in Section
7(w)(vi).

         "Seller" has the meaning specified in the introductory paragraph of this Agreement.

         "Seller Disclosure Memorandum" means the disclosure memorandum delivered by Seller to Purchaser upon execution of this Agreement containing the disclosures contemplated by this Agreement, as the same may be amended pursuant to the terms of this Agreement.

         "Seller Disclosure Schedule" has the meaning specified in the preamble of this Agreement.

         "Seller Parties" has the meaning specified in Section 11(b).

         "Seller's Current Knowledge" has the meaning specified in Section 7(w).

         "Seller's knowledge" and "known to Seller" have the meaning specified in Section 7.

         "Stations" has the meaning specified in Section 1(a)(vi).

         "Subject Transfer" has the meaning specified in Section 37.

         "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes, including without limitation, any income, profits, alternative or add-on minimum tax, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, net worth, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign).

         "Title Defect" has the meaning specified in Section 4(b).

         "Third Party" means a Person which is not (i) Seller or an Affiliate of Seller, (ii) Buyer or an Affiliate of Buyer, or (iii) a Person that, after the Closing, becomes a successor entity of Seller, Buyer, or any of their respective Affiliates. An employee of Seller or Buyer shall not be deemed an Affiliate thereof.

         "Third-Party Claim" means (i) any written claim asserted against any Seller Parties or Buyer Parties by a Third Party, (ii) any written assertion by a Third Party of any right of a Third Party against any Seller Parties or Buyer Parties, or (iii) any written allegation, claim or assertion by a Third Party of claims of, or amounts payable by any Seller Parties or Buyer Parties to, a Third Party arising out of clauses (i) or (ii).

         "Transaction Agreements" means the Gas Gathering and Treating Agreement, the Transition Services Agreement, the assignments and conveyances, the Joint Use and Occupancy Agreement, the Guaranty of Burlington Resources Oil & Gas Company LP, the Employee Matters Agreement, the Water Disposal Agreement, the Volume Deficiency Agreement, the Put Agreement, the Cathodic Protection Agreement and any other agreements executed and delivered by either Party (or their respective Affiliates) to the other pursuant to this Agreement.

         "Transfer Notice" has the meaning specified in Section 37.

         "United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

         "Unscheduled Offsite Disposal Site Claims" means any claim against Seller or Buyer Parties arising out of any Pre-Closing storage or disposal by Seller or its Affiliates of Hazardous Materials arising out of the Business at offsite disposal sites other than those listed on Schedule 7(w)(vi) to the Seller Disclosure Schedule.

         "Val Verde System" has the meaning specified in the preamble of this Agreement.

         "Water Disposal Agreement" has the meaning specified in Section 22(o).


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